SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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MACROMEDIA, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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October 6, 2004

To Our Stockholders:

You are cordially invited to attend a Special Meeting of Stockholders of Macromedia, Inc. to be held at 600 Townsend Street, San Francisco, California 94103, November 10, 2004, at 12:00 noon P.S.T.

The matters expected to be acted upon at the meeting are described in detail in the following Notice of Special Meeting of Stockholders and Proxy Statement.

It is important that you use this opportunity to take part in the affairs of Macromedia, Inc. by voting on the business to come before this meeting. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING. Returning the Proxy does not deprive you of your right to attend the meeting and to vote your shares in person.

We look forward to seeing you at the meeting.

Sincerely,

Elizabeth A. Nelson
Executive Vice President, Chief Financial Officer and Secretary

Macromedia, Inc.

600 Townsend Street

San Francisco, California 94103

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To Our Stockholders:

NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders of Macromedia, Inc. (the “Company”) will be held at 600 Townsend Street, San Francisco, California 94103, November 10, 2004, at 12:00 noon P.S.T. for the following purposes:

1.	To consider and vote upon a proposal to approve the amendment to the Company’s 2002 Equity Incentive Plan (“2002 Plan”) increasing the number of shares reserved for issuance under the 2002 Plan by 1,500,000 shares, from 2,000,000 shares to 3,500,000 shares, adding Restricted Stock Units and Stock Appreciation Rights to the types of awards available for issuance under the 2002 Plan, limiting the total number of our shares underlying awards of restricted stock and restricted stock units that may be granted under the 2002 Plan, and making certain additional amendments to the 2002 Plan.

2.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this notice.

Only stockholders of record at the close of business on October 4, 2004 are entitled to notice of and to vote at the meeting or any adjournment or postponement thereof.

BY ORDER OF THE BOARD OF DIRECTORS

Elizabeth A. Nelson
Executive Vice President, Chief Financial Officer and Secretary

San Francisco, California

October 6, 2004

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING.

-i-

October 4, 2004

MACROMEDIA, INC.

600 Townsend Street

San Francisco, California 94103

PROXY STATEMENT

The accompanying proxy is solicited on behalf of the Board of Directors of Macromedia, Inc., a Delaware corporation (the “Company” or “Macromedia”), for use at a Special Meeting of Stockholders of the Company to be held at 600 Townsend Street, San Francisco, California 94103, November 10, 2004, at 12:00 noon P.S.T. (the “Meeting”). Only holders of record of the Company’s Common Stock at the close of business on October 4, 2004 will be entitled to vote at the Meeting. At the close of business on October 4, 2004 (the “Record Date”), the Company had 69,732,586 shares of Common Stock outstanding and entitled to vote. A majority of the shares outstanding on the Record Date will constitute a quorum for the transaction of business. This Proxy Statement and the accompanying form of proxy will be first mailed to stockholders on or about October 8, 2004.

VOTING RIGHTS AND SOLICITATION OF PROXIES

Holders of the Company’s Common Stock are entitled to one vote for each share held as of the above Record Date. Shares of Common Stock may not be voted cumulatively.

Proposal No. 1 requires for approval the affirmative vote of the majority of shares of Common Stock present in person or represented by proxy at the Meeting and entitled to vote on such proposal. All votes will be tabulated by the inspector of election appointed for the Meeting who will separately tabulate affirmative and negative votes, and abstentions. Abstentions will be counted toward a quorum and will have the same effect as negative votes with regard to Proposal No. 1.

Under stock market rules, if the beneficial owner of shares that are held of record by a broker does not give instructions to the broker as to how to vote the shares, where a matter is not considered “routine”, such as Proposal No. 1 regarding the amendment of the Company’s 2002 Equity Incentive Plan, the shares held by the broker will not be voted for or against the matter. These so-called “broker non-votes” would be counted for the purpose of establishing whether a quorum is present, however, they would not be taken into account in determining the outcome of any non-routine proposals.

The expenses of soliciting proxies to be voted at the Meeting will be paid by the Company. Following the original mailing of the proxies and other soliciting materials, the Company and/or its agents may also solicit proxies by mail, telephone, electronic means or in person. The Company has retained a proxy solicitation firm, The Altman Group, Inc., to aid in the solicitation process and will pay it a fee of approximately $5,000 for its services, plus any expenses incurred in connection with the solicitation. Following the original mailing of the proxies and other soliciting materials, the Company will request that brokers, custodians, nominees and other record holders of the Company’s Common Stock, forward copies of the proxy and other soliciting materials to persons for whom they hold shares of the Company’s Common Stock and request authority for the exercise of proxies. In such cases, the Company, upon the request of such record holders, will reimburse such holders for their reasonable expenses.

REVOCABILITY OF PROXIES

Any person signing a proxy in the form accompanying this Proxy Statement has the power to revoke it prior to the Meeting or at the Meeting prior to the vote pursuant to the proxy. A proxy may be revoked by a written communication delivered to the Company stating that the proxy is revoked, by a subsequent proxy that is signed by the person who signed the earlier proxy and is presented at the Meeting or by attendance at the Meeting and voting in person. Please note, however, that if a stockholder’s shares are held of record by a broker, bank or other nominee and that stockholder wishes to vote at the Meeting, the stockholder must bring to the Meeting a letter from the broker, bank or other nominee confirming that stockholder’s beneficial ownership of the shares.

PROPOSAL NO. 1—APPROVAL OF AMENDMENT TO THE

2002 EQUITY INCENTIVE PLAN

We are requesting that the stockholders vote in favor of adopting an amendment to the Company’s 2002 Equity Incentive Plan (the “Equity Incentive Plan” or the “2002 Plan”) in order to help us compete with other technology companies for employees in San Francisco, Silicon Valley and other competitive labor markets. To attract the best candidates and retain our existing employees, we must continue to offer equity compensation to employees. This approach to equity compensation is known as broad-based compensation and is critical to driving the continued growth necessary to enable us to achieve our long-term business objectives.

As of October 4, 2004, the Company had only 156,675 shares remaining available for grant under its current stock option plans. This amount will place us at a distinct and strategic disadvantage as compared to other technology companies in our efforts to recruit and/or retain employees in the coming year.

In light of the above, we are requesting that the stockholders approve the amendment to the 2002 Plan to:

1) refresh the pool of our shares that are available for awards under the 2002 Plan in order to extend our ability to deliver competitive compensation;

2) broaden the types of equity awards available under the 2002 Plan in recognition of the industry-wide shift to provide flexible alternatives in forms of equity compensation; and

3) limit the total number of our shares underlying awards of restricted stock and restricted stock units that may be granted under the 2002 Plan.

The items listed above describe revisions that the Company believes are necessary to update the 2002 Plan. In addition to these revisions and in furtherance of our commitment to making responsible awards of equity compensation, the amendment to the 2002 Plan would:

1) remove the ability to reprice stock options and stock appreciation rights under the 2002 Plan without stockholder approval;

2) put in place minimum vesting schedules for restricted stock and restricted stock units under the 2002 Plan; and

3) remove the right to provide loans and loan guarantees in connection with stock option exercises under the 2002 Plan.

Reasons for the Amendment

Update the Plan.    If approved, the amendment would update the 2002 Plan by adding Restricted Stock Units and Stock Appreciation Rights to the types of awards available for issuance under the 2002 Plan. The amendment would also limit the total number of shares underlying awards of Restricted Stock and Restricted Stock Units that may be granted under the 2002 Plan to 600,000 shares, representing approximately 17% of the aggregate number of shares of Common Stock reserved for issuance thereunder. Furthermore, the amendment would expand the description of “Change in Corporate Structure” under the 2002 Plan to include spin-offs or other similar types of corporate transactions. The Board of Directors of the Company (the “Board”) approved the proposed amendment described above on October 4, 2004, with such amendment to be effective upon stockholder approval.

Current Reserve of Stock Options is Insufficient.    The Amendment would increase the number of shares of Common Stock reserved for issuance under the 2002 Plan from 2,000,000 shares to 3,500,000 shares, an increase of 1,500,000 shares. The Company believes that its current supply of stock options and other forms of equity compensation is not sufficient to meet the Company’s need to provide equity compensation to attract and retain quality employees. The Company anticipates that it will need to hire additional employees to sustain revenue growth in fiscal 2005 and beyond, and will need to use stock options and other forms of equity compensation to reward its employees for contributing to this growth. The Company is investing in new business opportunities and this requires recruitment of new talent, and the current hiring environment is more competitive than in the recent past. The Company believes that the increase in the number of shares of Common Stock available under the 2002 Plan would enable the Company to gain a competitive edge in recruiting the top talent necessary to achieve success in new business opportunities.

Prudent Management of Stock Option Program.    The Company believes that it has managed its stock option program prudently. In particular, the Company has reduced the size of employee stock option grants significantly from prior years and the “Burn Rate” to lower levels over the past three years. The “Burn Rate” is the level of net grants made by Macromedia, or actual grants less cancellations for any given period, divided by the shares outstanding for the period. For the last three fiscal years, the amounts were as follows:

	Grants	Cancellations	Net	Burn Rate %
FY 2002	11,443	(9,809)	1,634	2.68%
FY 2003	5,144	(3,461)	1,683	2.67%
FY 2004	2,879	(1,375)	1,504	2.14%

(Shares in thousands. Data from Footnote 13, page F-25 of Macromedia’s annual report on Form 10-K for FY 2004)

We expect that we will be able to continue to reduce our Burn Rate, while still attracting and retaining our employees. We believe that the reduction in our Burn Rate would have been greater over the prior three years were it not for the necessary increase resulting from Macromedia’s acquisition of Allaire Corporation in Fiscal 2001 and the rapid growth of the Macromedia business, which included the hiring of numerous employees prior to Fiscal 2001.

We continue to monitor changes in the marketplace relating to equity compensation and respond appropriately. As an example, we revised our option grant guidelines in 2002 and again in 2003 in response to evolving market practices by reducing the size of individual grants. We will continue to be vigilant in this regard, including the monitoring of the companies with which we compete in order to prudently assess the equity compensation components so that we approximate the market standard in our efforts to attract employees.

FASB Changes.    The Financial Accounting Standards Board is preparing to implement new rules governing stock option accounting, with the new rules expected to come into effect in 2005. We expect that these rules will make the use of other forms of equity compensation as attractive as, or more attractive than, stock options. We also expect that our competitors, in their efforts to attract talented employees, will have a full range of equity incentives. We believe that the amendment is in the best interests of the Company to respond to these types of changes by altering the nature of our own equity compensation programs to ensure that we have the necessary flexibility to compete for the best talent.

Approval of the proposed amendment to the 2002 Plan requires the affirmative vote of the holders of a majority of the shares of the Company’s common stock that are present in person or by proxy and entitled to vote at the Special Meeting. Our executive officers and directors will be eligible to receive awards under the 2002 Plan and therefore have an interest in this Proposal.

Below is a summary of the principal provisions of the 2002 Plan, assuming approval of the above amendment, which summary is qualified in its entirety by reference to the full text of the 2002 Plan, as amended, a copy of which is attached to this Proxy Statement as Appendix A.

2002 Equity Incentive Plan

Background.    The Board adopted the 2002 Plan on June 6, 2002 to allow the Company to provide equity incentives to attract and retain the services of quality individuals, remain competitive in the industry and align the interests of the individuals eligible to participate in the 2002 Plan with those of the stockholders. Stockholders approved adoption of the 2002 Plan at the annual meeting of stockholders on July 18, 2002. The Board approved the proposed amendments described above on October 4, 2004, with such amendment to be effective upon stockholder approval. The closing price of the Company’s common stock on October 4, 2004 was $21.68 and options with a weighted average exercise price of $16.28 and covering 16,974,590 shares were outstanding on that date.

Shares Subject to the 2002 Plan.    An aggregate of 3,500,000 shares (assuming approval of the above amendment) of the Company’s Common Stock have been reserved by the Board for issuance under the 2002 Plan. If any option granted pursuant to the 2002 Plan expires or terminates for any reason without being exercised in full, or any award terminates without being issued, the unexercised shares released from such option and award will again become available for issuance under the 2002 Plan. None of the shares authorized under any of the Company’s other equity incentive plans currently in effect are available under the 2002 Plan. As soon as practicable after the Special Meeting of Stockholders of the Company, the Company will (assuming approval of the amendment to the 2002 Plan) register with the Securities and Exchange Commission on a registration statement on Form S-8 the additional 1,500,000 shares that may be issued under the 2002 Plan. No more than 600,000 of our Shares may be issued as Restricted Stock and Restricted Stock Units under this Plan.

Administration.    The 2002 Plan is administered by the Compensation Committee of the Board (the “Committee”), the members of which are appointed by the Board. The Committee currently consists of William H. Harris, Jr. and William B. Welty, each of whom are “non-employee directors” as that term is defined under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and “outside directors” as that term is defined pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

Subject to the terms of the 2002 Plan and other than with respect to automatic option grants to non-employee directors, the Committee determines the persons who are to receive awards, the number of shares subject to each such award and the terms, types and conditions of such awards. The Committee also has the authority to construe and interpret any of the provisions of the 2002 Plan or any awards granted thereunder.

In determining whether an award should be made, and/or the vesting schedule for any such award, the Committee may impose whatever conditions to vesting that it determines to be appropriate. For example, the Committee may decide to grant an award only if the participant satisfies performance goals established by the Committee. The Committee may set performance periods and performance goals that differ from participant to participant. The Committee may choose performance goals based on either company-wide or business unit results, as deemed appropriate in light of the participant’s specific responsibilities. For purposes of qualifying awards as performance-based compensation under Section 162(m), the Committee may (but is not required to) specify performance goals for the entire company and/or one of our business units. Performance goals may be based on business criteria including: net income, earnings per share, return on equity, or other financial or performance-related measures.

After the end of each performance period, a determination will be made pursuant to Section 162(m) as to the extent to which the performance goals applicable to each participant were achieved or exceeded. The actual award (if any) for each participant will be determined by the level of actual performance.

Eligibility.    Employees, officers, directors, independent contractors, consultants and advisors of the Company (and of any subsidiaries and affiliates) whom the Board deems to have potential to contribute to the future success of the Company (the “Participants”) are eligible to receive stock options, restricted stock awards, restricted stock units, and stock appreciation rights under the 2002 Plan. No person will be eligible to receive more than 2,000,000 shares of Common Stock in any calendar year under the 2002 Plan, of which no more than 400,000 Shares shall be covered by awards of Restricted Stock and Restricted Stock Units, other than a new employee of the Company, who would be eligible to receive up to 3,000,000 shares of Common Stock in the calendar year in which such employee commences employment with the Company, of which no more than 600,000 Shares shall be covered by awards of Restricted Stock and Restricted Stock Units. As of October 4, 2004, approximately 1,374 employees, officers and directors would have been eligible to receive awards under the 2002 Plan.

Discretionary Stock Option Awards.    The 2002 Plan permits the granting of options that are intended to qualify either as Incentive Stock Options (“ISOs”) or Nonqualified Stock Options (“NQSOs”).

ISOs may be granted only to employees. In addition to the automatic grants to non-employee directors described below, discretionary stock option awards may be made to directors of the Company. The exercise price for each option granted under the 2002 Plan must be no less than 100% of the fair market value (as defined in the 2002 Plan) of a share at the time such option is granted. In the case of a 10% or greater stockholder, the exercise price must be no less than 110% of the fair market value. Options are exercisable within the times and upon the events determined by the Committee as set forth in the optionee’s option agreement, provided that the term of any option grant under the 2002 Plan may not exceed ten (10) years. The Committee may approve the transfer by gift or domestic relations order of NQSOs to family members of the Participant subject to the terms of the 2002 Plan. No more than 30,000,000 shares (counting reissuances) may be issued pursuant to the exercise of ISOs.

The Committee may not reduce the exercise price of outstanding options under the 2002 Plan or under any other plan maintained by the Company or otherwise reprice or exchange options pursuant to an option exchange program without the consent of the Company’s stockholders.

The 2002 Plan provides for the payment of the exercise price of options by any of the following means, subject to the provisions of the optionee’s option agreement: (1) in cash (by check); (2) by surrender of shares of the Company’s Common Stock either owned for at least six months or purchased in the public market and having a fair market value on the date of surrender equal to the aggregate exercise price of the option; (3) by cancellation of indebtedness of the Company to the Participant; (4) by waiver of compensation due to or accrued by the Participant for services rendered; (5) by a “same-day sale” commitment; (6) by a “margin” commitment; or (7) by any combination of the foregoing, when approved by the Committee in its sole discretion.

Restricted Stock Awards.    The Committee may grant Participants restricted stock awards to purchase stock either in addition to, or in tandem with, other awards under the 2002 Plan, under such terms, conditions and restrictions as the Committee may determine. The purchase price for such awards is subject to determination by the Committee, and can be paid for with the same types of consideration described for stock options above, except that payment by a same-day sale or a margin commitment is not available for restricted stock awards. Restricted Stock Awards that are based only on continued service shall have a minimum vesting period of three years from the date of grant. Restricted Stock Agreements that are based on satisfaction of performance factors shall have a minimum vesting period of one year from the date of grant.

Restricted Stock Units.    Restricted stock units are awards that typically obligate the Company to issue a specific number of our shares at a future date if the vesting terms and conditions established by the Committee are satisfied, but may provide that we can elect to settle the award in cash. The Committee will determine the number of shares that are subject to such restricted stock units. Restricted stock units that are based only on continued service shall have a minimum vesting period of three years from the date of grant. Restricted stock units that are based on satisfaction of performance factors shall have a minimum vesting period of one year from the date of grant.

Stock Appreciation Rights.    Stock appreciation rights are awards that typically obligate the Company to issue our shares in the future if the vesting terms and conditions scheduled by the Committee are satisfied, and if there has been an appreciation in value of our share price from the date of grant. The Committee determines the terms and conditions of stock appreciation rights, provided that the term of a stock appreciation right may not exceed ten (10) years. The Company’s obligation arising upon the exercise of a stock appreciation right may be paid in shares or in cash, or any combination thereof, as the Committee may determine. The Committee may choose to grant stock appreciation rights in tandem with the grant of stock options, such that the exercise of either the stock option or the stock appreciation right would cancel the other.

The Committee may not reduce the exercise price of outstanding stock appreciation rights under the 2002 Plan or under any other plan maintained by the Company or otherwise reprice or exchange stock appreciation rights pursuant to an exchange program without the consent of the Company’s stockholders.

Automatic Grants to Outside Directors.    Under the 2002 Plan, each non-employee director of the Company will automatically be granted an option to purchase 60,000 shares of the Company’s Common Stock on the date such non-employee director first becomes a member of the Board (an “Initial Grant”). So long as he or she continuously remains a director of the Company, each such director subsequently will automatically receive a new 60,000 share option grant, reduced by the number of shares subject to options granted to such director that remain unvested as of the date of such subsequent grant, immediately following the annual meeting of the stockholders that occurs on or after the third anniversary of such director’s prior grant (a “Succeeding Grant”). Each member of the Audit Committee will automatically be granted an option to purchase 10,000 shares of the Company’s Common Stock and the chairperson of the Audit Committee will automatically be granted an additional option to purchase 5,000 shares of the Company’s Common Stock on an annual basis (collectively, the “Audit Committee Grant”). Each member of the Compensation Committee will automatically be granted an option to purchase 7,500 shares of the Company’s Common Stock and the chairperson of the Compensation Committee will automatically be granted an additional option to purchase 5,000 shares of the Company’s Common Stock on an annual basis (collectively, the “Compensation Committee Grant” and, together with the Audit Committee Grant, the “Committee Grants”).

Each Initial Grant, Committee Grant and Succeeding Grant will have a term of ten (10) years. The Initial Grant will vest, with respect to 16.67% of the shares, six months after the director begins service and at the rate of 2.7778% of the shares each month thereafter, so long as the director continuously remains a member of the Board or a consultant to the Company. Each of the Succeeding Grants will vest at the rate of 2.7778% of the shares each calendar month that the applicable director continues to serve on the Board or as a consultant to the Company. Each of the Committee Grants will vest at the rate of 8.33% of the shares each calendar month that the applicable director continues to serve on the corresponding committee and, if applicable, as the chairperson. Such options will be exercisable only to the extent they are vested.

Mergers, Consolidations, Change of Control.

Stock Options, Stock Appreciation Rights and Restricted Stock Units.    In the event of a dissolution, merger, acquisition of more than 50 percent of the Company’s outstanding shares by tender offer, or sale of substantially all of our assets, each outstanding stock option, stock appreciation right and restricted stock unit may be assumed, converted or replaced. If not assumed, converted or replaced, then each such option, stock appreciation right or restricted stock unit will terminate upon the completion of the applicable transaction. The Committee may provide for full or partial vesting acceleration prior to termination of such option, stock appreciation right or restricted stock unit.

Restricted Stock.    In the event of a merger or sale of substantially all of our assets, any Company repurchase or reacquisition right with respect to restricted stock will be assigned to the successor corporation. Any repurchase or reacquisition right that is not assigned to the successor corporation will lapse and the participant will be fully vested in the shares of restricted stock.

Automatic Outside Director Options.    In the event of a change of control of the Company, the automatic stock option grants to outside directors described above will vest 100 percent immediately upon the change of control without regard to termination of their service as a director.

Substitution or Assumption of Other Awards with Awards Granted Under the 2002 Plan.    The 2002 Plan also expressly provides that in the event of an acquisition by the Company, we may grant awards under the 2002 Plan in substitution for, or to effect assumption of, awards granted by the acquired company. The exercise price and shares covered by the target will be reflected in the new award after adjustment pursuant to the Code.

Amendment of the 2002 Plan and Outstanding Awards.    The Board may at any time terminate or amend the 2002 Plan, including amending any form of award agreement or instrument to be executed pursuant to the 2002 Plan or executed and outstanding under the 2002 Plan. Stock options can be amended or modified by the Company’s Compensation Committee at any time and in any respect (including reduction of the exercise price so long as not less than the exercise price permitted on the date of amendment).

Term of the 2002 Plan.    The 2002 Plan will terminate on November 10, 2014, ten years from the most recent stockholder approval of the 2002 plan.

New Plan Benefits.    The following table shows, in the aggregate, the options that were automatically granted to Outside Directors under the 2002 Plan in fiscal 2004.

Name and Position	Dollar Value ($)	Number of Units
Non-Executive Director Group	Fair Market Value on grant date	55,000

Future awards to executive officers and employees, and any additional future awards to non-employee directors, under the 2002 Plan are discretionary and cannot be determined at this time. We have therefore not included a table reflecting any such awards.

Federal Income Tax Information

THE FOLLOWING IS A GENERAL SUMMARY AS OF THE DATE OF THIS PROXY STATEMENT OF THE FEDERAL INCOME TAX CONSEQUENCES TO THE COMPANY AND PARTICIPANTS UNDER THE 2002 PLAN. THE FEDERAL TAX LAWS MAY CHANGE AND THE FEDERAL, STATE AND LOCAL TAX CONSEQUENCES FOR ANY PARTICIPANT WILL DEPEND UPON HIS OR HER INDIVIDUAL CIRCUMSTANCES. THIS SUMMARY DOES NOT ADDRESS THE TAX CONSEQUENCES TO FAMILY MEMBERS TO WHOM AN OPTION IS TRANSFERRED OR TO THE PARTICIPANT THAT TRANSFERS THE OPTION. EACH PARTICIPANT, AND FAMILY MEMBER WHO HOLDS AN OPTION HAS BEEN AND IS ENCOURAGED TO SEEK THE ADVICE OF A QUALIFIED TAX ADVISOR REGARDING THE TAX CONSEQUENCES OF PARTICIPATION IN THE PLAN.

Incentive Stock Options.    A Participant will recognize no income upon grant of an ISO and incur no tax on its exercise (unless the Participant is subject to the alternative minimum tax (“AMT”)). If the Participant holds the stock acquired upon exercise of an ISO (the “ISO Shares”) for more than one year after the date the option was exercised and for more than two years after the date the option was granted, the Participant generally will realize capital gain or loss (rather than ordinary income or loss) upon disposition of the ISO Shares. This gain or loss will be equal to the difference between the amount realized upon such disposition and the amount paid for the ISO Shares.

If the Participant disposes of the ISO Shares prior to the expiration of either required holding period described above (a “disqualifying disposition”), the gain realized upon such disposition, up to the difference between the fair market value of the ISO Shares on the date of exercise (or, if less, the amount realized on a sale of such shares) and the option exercise price, will be treated as ordinary income. Any additional gain will be long-term or short-term capital gain, depending upon the amount of time the ISO Shares were held by the Participant.

Alternative Minimum Tax.    The difference between the fair market value of the ISO Shares on the date of exercise and the exercise price is an adjustment to income for purposes of the AMT. The AMT (imposed to the extent it exceeds the taxpayer’s regular tax) is 26% of an individual taxpayer’s alternative minimum taxable income (28% in the case of alternative minimum taxable income in excess of $175,000). Alternative minimum taxable income is determined by adjusting regular taxable income for certain items, increasing that income by certain tax preference items (including the difference between the fair market value of the ISO Shares on the date of exercise and the exercise price) and reducing this amount by the applicable exemption amount ($58,000 in case of a joint return, and $40,250 in the case of an unmarried person, subject to reduction under certain circumstances). If a disqualifying disposition of the ISO Shares occurs in the same calendar year as exercise of the ISO, there is no AMT adjustment with respect to those ISO Shares. Also, upon a sale of the ISO Shares that is not a disqualifying disposition, alternative minimum taxable income is reduced in the year of the sale by the excess of the fair market value of the ISO Shares at exercise over the amount paid for the ISO Shares.

Nonqualified Stock Options.    A Participant will not recognize any taxable income at the time a NQSO is granted. However, upon exercise of a NQSO the Participant will include in income as compensation an amount equal to the difference between the fair market value of the shares on the date of exercise and the Participant’s exercise price. The included amount will be treated as ordinary income by the Participant and may be subject to withholding by the Company (either by payment in cash or withholding out of the Participant’s salary). Upon resale of the shares by the Participant, any subsequent appreciation or depreciation in the value of the shares will be treated as capital gain or loss.

Restricted Stock Awards.    Restricted stock awards will generally be subject to tax at the time of receipt, unless there are restrictions that enable the Participant to defer tax. At the time that tax is incurred, the tax treatment will be similar to that discussed above for NQSOs.

Stock Appreciation Rights.    No taxable income is reportable when a stock appreciation right is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the amount of cash received and the fair market value of any shares received. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

Restricted Stock Units.    A participant will not be taxable upon grant or upon vesting of a restricted stock unit. Instead, he or she will be taxable upon receipt of the shares or cash value of the shares at the time of the distribution of the shares or cash to the participant. The participant may not make an election under Section 83(b) of the Code with respect to any restricted stock unit.

Maximum Tax Rates.    As of June 1, 2004, the maximum rate applicable to ordinary income is 35%. Long-term capital gain on stock held for more than twelve months will be taxed, as of June 1, 2004, at a maximum rate of 15%. Capital gains can be offset by capital losses and up to $3,000 of capital losses may be offset annually against ordinary income.

Tax Treatment of the Company.    The Company generally will be entitled to a tax deduction in connection with an award under the 2002 Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonqualified stock option). Special rules limit the deductibility of compensation paid to our Chief Executive Officer and to each of our four other most highly compensated executive officers. Under Section 162(m) of the Internal Revenue Code, the annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000. However, the Company can preserve the deductibility of certain compensation in excess of $1,000,000 if the conditions of Section 162(m) are met. These conditions include stockholder approval of the 2002 Plan, setting limits on the number of shares subject to awards that any individual may receive in a calendar year, and for awards other than certain stock options, establishing performance criteria that must be met before the award actually will vest or be paid. The 2002 Plan has been designed to permit the Committee to grant awards that qualify as performance-based for purposes of satisfying the conditions of Section 162(m), thereby permitting the Company to continue to receive a federal income tax deduction in connection with such awards.

Required Vote and Board of Directors Recommendation

Should stockholder approval not be obtained, the 1,500,000 share increase and other amendments to the 2002 Plan that are the subject of this proposal will not be implemented and no awards will be granted on the basis of such amendments. However, the 2002 Plan will remain in effect, and awards may continue to be made pursuant to the provisions of the 2002 Plan until the share reserve is depleted.

Awards such as those provided under the 2002 Plan constitute an important incentive for key employees of the Company and help us to attract, retain and motivate people whose skills and performance are critical to our success. Our employees are our most valuable asset. We strongly believe that the 2002 Plan is essential for us to compete for talent in the highly competitive labor markets in which we operate.

THE BOARD RECOMMENDS A VOTE FOR APPROVAL

OF THE AMENDMENT TO THE 2002 EQUITY INCENTIVE PLAN

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of September 20, 2004, with respect to the beneficial ownership of the Company’s Common Stock by (i) each stockholder known by the Company to be the beneficial owner of more than 5% of the Company’s Common Stock, (ii) each director/nominee, (iii) each of the Named Executive Officers of the Company (as defined below on page 16) and (iv) all current directors and executive officers as a group.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class
T. Rowe Price Associates, Inc.(2)	5,211,190	7.48%
Robert K. Burgess(3)	1,363,015	1.92%
Stephen A. Elop(4)	263,060	*
Norman K. Meyrowitz(5)	498,478	*
Elizabeth A. Nelson(6)	522,921	*
Alan S. Ramadan(7)	194,750	*
John (Ian) Giffen(8)	79,722	*
Steven Gomo(9)	12,503	*
William H. Harris, Jr.(10)	62,709	*
Donald L. Lucas(11)	105,328	*
Timothy O’Reilly(12)	28,202	*
William B. Welty(13)	11,875	*
All directors and executive officers as a group (18 persons)(14)	4,163,579	5.65%

*	Less than 1%
(1)	Unless otherwise indicated below, the persons and entities named in the table above have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Unless otherwise indicated below, the address for each person and entity named in the table is: c/o Macromedia, Inc., 600 Townsend Street, San Francisco, California 94103.
(2)	In its Schedule 13G filed on February 9, 2004, T. Rowe Price Associates, Inc. reported sole voting power as to 728,700 shares of the Company’s Common Stock and sole dispositive power as to 5,211,190 shares and beneficial ownership of 5,211,190 shares. T. Rowe Price Associates, Inc. listed its principal business address as 100 E. Pratt Street, Baltimore, MD 21202.
(3)	Includes 1,345,073 shares subject to options held by Mr. Burgess that are exercisable within 60 days of September 20, 2004 and 1,176 shares, for which Mr. Burgess has shared voting and dispositive power, held in trust for the benefit of the children of Mr. Burgess.
(4)	Includes 262,291 shares subject to options held by Mr. Elop that are exercisable within 60 days of September 20, 2004.
(5)	Includes 498,478 shares subject to options held by Mr. Meyrowitz that are exercisable within 60 days of September 20, 2004.
(6)	Includes 510,923 shares subject to options held by Ms. Nelson that are exercisable within 60 days of September 20, 2004.
(7)	Represents 194,750 shares subject to options held by Mr. Ramadan that are exercisable within 60 days of September 20, 2004.
(8)	Represents 79,222 shares subject to options held by Mr. Giffen that are exercisable within 60 days of September 20, 2004.
(9)	Represents 12,503 shares subject to options held by Mr. Gomo that are exercisable within 60 days of September 20, 2004.
(10)	Represents 62,709 shares subject to options held by Mr. Harris that are exercisable within 60 days of September 20, 2004.
(11)	Includes 105,031 shares subject to options held by Mr. Lucas that are exercisable within 60 days of September 20, 2004.
(12)	Includes 25,002 shares subject to options held by Mr. O’Reilly that are exercisable within 60 days of September 20, 2004.
(13)	Represents 11,875 shares subject to options held by Mr. Welty that are exercisable within 60 days of September 20, 2004.
(14)	Includes 4,104,796 shares subject to options that are exercisable within 60 days of September 20, 2004.

CORPORATE GOVERNANCE

Overview

Macromedia’s Board of Directors has adopted, as part of the Macromedia Code of Conduct (the “Code of Conduct”), a series of corporate governance principles applicable to all employees, officers and directors of Macromedia, designed to affirm our high standards of business conduct, and to emphasize the importance of integrity and honesty in the conduct of our business. We believe that the ethical foundations outlined in our corporate governance principles and the Code of Conduct are critical to our ongoing success and the maximization of stockholder value. The Code of Conduct is distributed to all of our employees and is posted on the Corporate Governance portion of our public website at www.macromedia.com/macromedia/management/corp_governance/.

Macromedia’s corporate governance principles include, among other things, the following items;

•	Make business decisions with integrity and honesty;

•	Comply with the laws and regulations in each country in which we do business;

•	Avoid business situations that could cause a conflict of interest;

•	Honor confidentiality obligations to Macromedia and others; and

•	Report any violations of our Code of Conduct.

Board Composition

Macromedia’s Board of Directors is responsible for the supervision of the overall affairs of the Company. The Board is currently comprised of seven directors: Robert K. Burgess, John (Ian) Giffen, William H. Harris, Jr., Donald L. Lucas, Timothy O’Reilly, William B. Welty and Steven Gomo, all of whom were elected at the Company’s 2004 Annual Meeting of Stockholders. In the interim period between Annual Meetings of Stockholders, the Board has the authority under the Company’s Bylaws to increase or decrease the size of the Board and to fill vacancies.

To assist in carrying out its duties, the Board has delegated certain authority to the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. For more information relating to the duties and composition of these committees, please see the section below entitled “Board of Directors’ Committees.”

Director Independence

It is important to Macromedia for investors to have confidence that the individuals serving as independent directors on our Board do not have a relationship with Macromedia that would impair their independence. Under the rules of The NASDAQ Stock Market (the “Nasdaq Rules”), our Board has a responsibility to make an affirmative determination that no such relationships exist. The Nasdaq Rules generally provide that an “independent director” is a person other than an officer or employee of Macromedia or its subsidiaries or any other individual having a relationship that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Nasdaq Rules also provide specific criteria that, if met, disqualify a director from being independent.

The Board has determined that, except for Mr. Burgess and Mr. Giffen, each of its directors qualifies as an independent director under the Nasdaq Rules. Mr. Burgess is not considered independent because he currently serves as the Company’s chief executive officer. Mr. Giffen is not considered independent because of the inherent value of a stock option that he received in 1998 for performing consulting services to the Company separate from the services he provided as a member of the Board.

Board of Directors’ Committees

Standing committees of the Board include an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee.

Audit Committee.    The Audit Committee meets with the Company’s independent auditors to review the adequacy of the Company’s internal control systems, financial statements and financial reporting procedures; reviews the general scope of the Company’s annual audit and the fees charged by the independent auditors; reviews, approves and monitors the performance of non-audit services by the Company’s auditors; and performs such further functions as may be required by any stock exchange or over-the-counter market upon which the Company’s Common Stock may be listed. The Company’s Audit Committee Charter is available on the Corporate Governance portion of our public website at www.macromedia.com/macromedia/management/corp_governance/.

For fiscal 2005, the Audit Committee was initially comprised of Messrs. Gomo, Harris, Lucas and Welty, each of whom qualifies as an independent director under the Nasdaq Rules. Mr. Welty resigned from the Audit Committee on July 26, 2004. Mr. Lucas serves as the chair of the Audit Committee.

Compensation Committee.    The Compensation Committee makes compensation decisions for officers of the Company, grants options and other types of equity compensation awards and reviews and recommends adoption of and amendments to stock option and employee benefit plans. In November 2001, the Compensation Committee delegated to the Chief Executive Officer the authority to grant options and stock awards to employees of the Company who are not directors or officers of the Company; provided, however, that no such individual award made by the Chief Executive Officer may exceed 250,000 shares or options to purchase more than 250,000 shares of the Company’s stock. The Company’s Compensation Committee Charter is available on the Corporate Governance portion of our public website at www.macromedia.com/macromedia/management/corp_governance/.

The Compensation Committee is comprised of Messrs. Harris and Welty, each of whom qualifies as an independent director under the Nasdaq Rules. Mr. Welty serves as the chair of the Compensation Committee.

Nominating and Corporate Governance Committee.    The Nominating and Corporate Governance Committee identifies and recommends candidates for the Company’s Board, reviews the corporate governance policies applicable to the Company and considers matters related to conflicts of interest between the Company and any officer, director or other affiliate of the Company. The Company’s Nominating and Corporate Governance Committee Charter is available on the Corporate Governance portion of our public website at www.macromedia.com/macromedia/management/corp_governance/.

The Nominating and Corporate Governance Committee is comprised of Messrs. Lucas and Welty.

Audit Committee Financial Expert

The Company believes that each of the members of the Audit Committee is an audit committee financial expert (as defined in Item 401 of Regulation S-K of the Exchange Act). In addition, the Company believes that each of the members of the Audit Committee possesses the financial qualifications required of audit committee members set forth in the Nasdaq Rules and under the Exchange Act.

Compensation of Directors

The compensation of directors is set by the Company’s Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee acts pursuant to the Charter of the Nominating and Corporate Governance Committee of the Board of Directors of Macromedia, Inc., which was adopted by the Company’s Board on January 21, 2003, and a copy of which can be found in the Corporate Governance portion of our public website at www.macromedia.com/macromedia/management/corp_governance/.

Director Fees and Expenses:    The Company pays an annual retainer fee of $15,000 to each director of the Company. Further, each director is compensated $1,500 for each meeting of the Board attended by such director. Each non-employee director is reimbursed for actual business expenses incurred in attending each Board meeting.

Additional fees are paid to directors who serve on a committee of the Board of Directors. Specifically,

•	Each member of the Audit Committee is compensated $1,500 for each meeting of the Audit Committee attended by such member.

•	Each member of the Compensation Committee and of the Nominating and Corporate Governance Committee is compensated $1,000 for each meeting of the respective committee attended by such member.

Director Equity Compensation:    Each director of the Company who is not an employee of the Company (or of any parent or subsidiary of the Company) (“Outside Director”) receives automatic grants of stock options. The following automatic equity compensation is paid to the Outside Directors:

(1) Each Outside Director who first becomes a member of the Board will be automatically granted an option to purchase 60,000 shares of the Company’s Common Stock on the date the Outside Director first becomes a member of the Board (an “Initial Grant”), to be vested over a period of three years, with 16.67% of such shares to be vested six months after such Outside Director begins service and 2.78% of such shares each month thereafter;

(2) Each Outside Director will automatically receive, immediately following the annual meeting of the stockholders that occurs on or after the third anniversary of such Outside Director’s prior grant, a new option to purchase 60,000 shares of the Company’s Common Stock (less the number of unvested option shares then held by such Outside Director), to be vested on a monthly basis over a period of three years (a “Succeeding Grant”);

(3) Each member of the Audit Committee will automatically receive, immediately following the annual meeting of stockholders, an annual option grant to purchase 10,000 shares, to be vested on a monthly basis over a period of one year;

(4) Each member of the Compensation Committee will automatically receive, immediately following the annual meeting of stockholders, an annual 7,500 share option grant, to be vested on a monthly basis over a period of one year; and

(5) The chair of the Compensation Committee and the chair of the Audit Committee will each receive, immediately following the annual meeting of stockholders, an additional annual 5,000 share option grant, to be vested on a monthly basis over a period of one year.

In addition to the automatic option grants described above, directors are eligible to receive discretionary option grants.

Code of Conduct

All of Macromedia’s employees, officers and directors are responsible for upholding and complying with the standards set forth in Macromedia’s Code of Conduct. The Code of Conduct complies with the listing standards of the NASDAQ National Market. The Code of Conduct is intended to provide our employees, officers and directors with an understanding of how Macromedia does business. The Code of Conduct addresses, among other matters, the following:

•	Ethics

•	Human Resources Policies

•	Protection of Property

•	Corporate Communications

•	Securities and Insider Trading

•	Conflict of Interest and Confidentiality

•	Domestic and Foreign Business Practices

•	Antitrust

•	Records Retention

•	Reporting Violations

The Macromedia Code of Conduct is posted on the Corporate Governance portion of the Company’s public website at www.macromedia.com/macromedia/management/corp_governance/.

Code of Ethics for Financial Employees

Macromedia also has adopted a Code of Ethics for Financial Employees, which applies to the Company’s Chief Executive Officer, Chief Financial Officer, and designated employees in the Company’s Finance organization and complies with the rules of the SEC and Rule 406 of the Sarbanes-Oxley Act of 2002. This Code of Ethics is intended to deter wrongdoing and to promote, among other things:

•	Honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships, of the employees to whom the Code of Ethics applies;

•	Complete, objective, relevant, accurate, timely and understandable disclosure in the reports and documents that the Company files with or submits to the SEC and in any other public communications made by the Company;

•	Compliance with rules and regulations of federal, state and local governments, and other appropriate private and public regulatory agencies;

•	Good faith, responsible decisions made with due care, competence and diligence, and without the misrepresentation of material facts or the subordination of independent judgment;

•	Respect for the confidentiality of information acquired in the course of work;

•	Ethical behavior in the work environment;

•	Responsible use and control of Company resources and assets;

•	Prompt internal reporting of violations of the Code of Ethics; and

•	Accountability for adherence to the Code of Ethics.

The Macromedia Code of Ethics for Financial Employees is posted on the Corporate Governance portion of the Company’s public website at www.macromedia.com/macromedia/management/corp_governance/.

Director Nomination Process

Process for Identifying and Evaluating Nominees.    The process for identifying and evaluating nominees to the Board of Directors is initiated by identifying the criteria for selection as a nominee, including the specific qualities or skills being sought based on input from members of the Board and, if appropriate, a third party search firm. The Nominating and Corporate Governance Committee, assisted as appropriate by a third party search firm and the Company’s executives, reviews the candidates’ biographical information and qualifications and checks the candidates’ references. Qualified nominees are interviewed by at least one member of the Nominating and Corporate Governance Committee. Serious candidates meet with all members of the Board. Using the input from such interviews and the information obtained by the Nominating and Corporate Governance Committee, the Committee then evaluates which of the prospective candidates is qualified to serve as a director and whether the Committee should recommend to the Board that the Board nominate, or elect to fill a vacancy with, one or more of these final prospective candidates. Candidates recommended by the Nominating and Corporate Governance Committee are presented to the Board for selection as nominees to be presented for the approval of the stockholders or for election to fill a vacancy.

In addition, the Nominating and Corporate Governance Committee may use third party search firms to assist in the identification, introduction and assessment of potential nominees to the Board.

The Nominating and Corporate Governance Committee expects that a similar process will be used to evaluate nominees recommended by stockholders. However, in fiscal 2004, the Company did not receive any stockholder proposal to nominate a director.

Criteria for Nomination to the Board.    In evaluating director nominees, the Nominating and Corporate Governance Committee is committed to selecting candidates that offer a diversity of backgrounds, experiences and viewpoints. To assist in this regard, the Committee considers the following criteria:

•	Integrity

•	Education

•	Business experience

•	Director experience

•	Commitment to the Company

The Nominating and Corporate Governance Committee may also consider other factors, in addition to the ones listed above, as it may determine are in the best interest of Macromedia and its stockholders.

Board of Directors Review Process

The Board has decided to adopt and implement an annual Board of Directors Performance Review Process with the following components:

•	Each director will, on an annual basis, be afforded a reasonable time to assess the overall performance of the Board of Directors.

•	Each assessment will attempt to strike a balance between numerical and narrative evaluation.

•	After the assessments are collected, they will be provided to outside legal counsel who will report the results to the full Board of Directors without attributing opinions, comments or positions to a specific director.

The Board of Directors Performance Review Process was initiated in April 2004 and was based on a program recommended by the Nominating and Corporate Governance Committee. The Board may also consider such other components, in addition to the ones listed above, as it may determine are in the best interest of Macromedia and its stockholders.

Stockholder Communications with the Board

Stockholders and other interested parties who wish to communicate with the Company’s Board of Directors should send their correspondence to the Macromedia Board of Directors, c/o Corporate Secretary, 600 Townsend Street, San Francisco, California 94103, or by electronic mail to: corporate-secretary@macromedia.com. Communications may be addressed to the entire Board, to a committee of the Board, or to an individual director. For more information on contacting the Board, you can also visit the Investor Relations section of the Company’s public website at www.macromedia.com/macromedia/ir/. The Secretary or the Secretary’s designee will conduct a preliminary review of stockholder communications and decide the timing and appropriate process for providing such communications to the Board or to the committee or individual director to whom the communication was addressed.

EXECUTIVE COMPENSATION

The following table sets forth all compensation awarded to or earned or paid for services rendered in all capacities to the Company and its subsidiaries during each of fiscal 2002, 2003 and 2004 by (i) the Company’s chief executive officer, and (ii) the Company’s four other most highly compensated employees who were serving as executive officers at the end of fiscal 2004 (together, the “Named Executive Officers”). This information includes the dollar values of base salaries and bonus awards, the number of shares subject to stock options granted and certain other compensation, whether paid or deferred.

Summary Compensation Table

Name and Principal Position	Fiscal Year	Annual Compensation		Long-Term Compensation
		Salary(1) ($)	Bonus ($)	Other Annual Compensation ($)	Securities Underlying Options (#)		All Other Compensation(2) ($)
Robert K. Burgess Chairman and Chief Executive Officer	2004 2003 2002	$400,000 400,000 103,010	$352,778 408,426 50,000	— — —	— 350,000 750,000	(3)	$2,000 2,000 2,000

Elizabeth A. Nelson Executive Vice President, Chief Financial Officer and Secretary	2004 2003 2002	300,000 264,063 175,446	132,292 153,160 25,000	— — —	— 150,000 300,000	(4)	2,000 2,000 2,000

Stephen A. Elop Executive Vice President, Worldwide Field Operations	2004 2003 2002	250,000 250,000 186,723	132,292 153,160 18,750	— — —	50,000 75,000 267,000	(5)	— — —

Alan S. Ramadan Executive Vice President and Chief Marketing Officer	2004 2003 2002	250,000 222,299 54,692	132,292 68,555 —	— — —	— 300,000 156,390	(6)	— — —

Norman K. Meyrowitz President of Products	2004 2003 2002	200,000 200,000 22,190	157,025 150,570 —	— — —	— 150,000 200,000	(7)	2,000 2,000 —

(1)	Base salaries for fiscal 2002 reflect a voluntary salary reduction by certain executive officers.
(2)	“All other compensation” represents the Company’s 401(k) plan employer-matching contributions.
(3)	Includes options to purchase 500,000 shares that were granted in exchange for options to purchase 500,000 shares that were tendered and cancelled pursuant to the Company’s 2001 Option Exchange Program.
(4)	Includes options to purchase 200,000 shares that were granted in exchange for options to purchase 200,000 shares that were tendered and cancelled pursuant to the Company’s 2001 Option Exchange Program.
(5)	Includes options to purchase 167,000 shares that were granted in exchange for options to purchase 167,000 shares that were tendered and cancelled pursuant to the Company’s 2001 Option Exchange Program.
(6)	Includes options to purchase 83,390 shares that were granted to Mr. Ramadan in connection with his service on Macromedia’s Board of Directors.
(7)	Includes options to purchase 150,000 shares that were granted in exchange for options to purchase 150,000 shares that were tendered and cancelled pursuant to the Company’s 2001 Option Exchange Program.

The following table sets forth further information regarding individual grants of stock options during fiscal 2004 to each of the Named Executive Officers. In accordance with the rules of the Securities and Exchange Commission (the “SEC”), the table sets forth the hypothetical gains or “option spreads” that would exist for the options at the respective expiration date of such options based on assumed annualized rates of compound stock price appreciation of 5% and 10% from the dates the options were granted to the end of the respective option terms. Actual gains, if any, on option exercises are dependent on the future performance of the Company’s Common Stock and overall market conditions. There can be no assurance that the potential realizable values shown in this table will be achieved.

Option Grants in Fiscal 2004

Individual Grants
Name	Number of Securities Underlying Options Granted (#)(1)	Percent of Total Options Granted to Employees in Fiscal 2004	Per Share Exercise Price ($/Sh)(1)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(2)
					5%($)	10%($)
Robert K. Burgess	—	—	—	—	—	—
Stephen A. Elop	50,000	1.8%	$19.73	1/19/14	$620,405	$1,572,227
Norman K. Meyrowitz	—	—	—	—	—	—
Elizabeth A. Nelson	—	—	—	—	—	—
Alan S. Ramadan	—	—	—	—	—	—

(1)	Macromedia stock options were awarded to the Named Executive with an exercise price equal to the fair market value of the Company’s Common Stock on the date of grant. Macromedia stock options expire ten years from the date of grant or within a predetermined time after the optionee’s termination of employment.
(2)	The 5% and 10% assumed rates of annual compound stock price appreciation are prescribed by rules of the SEC and do not represent the Company’s estimate or projection of future Common Stock prices.

The following table sets forth certain information concerning the number and value at March 31, 2004 of unexercised options held by the Named Executive Officers. Mr. Elop, Mr. Meyrowitz, Ms. Nelson and Mr. Ramadan exercised stock options during fiscal 2004, and the following table also sets forth the value realized in those option exercises.

Aggregated March 31, 2004 Options Exercised and Option Values

Name	Shares Acquired on Exercise(#)	Value Realized (1)($)	Number of Securities Underlying Unexercised Options at Fiscal Year-End(#)		Value of Unexercised In-the-Money Options at Fiscal Year-End(2)($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Robert K. Burgess	—	—	1,339,865	348,959	$7,750,846	$3,533,337
Stephen A. Elop	60,000	568,392	263,125	146,875	1,295,171	922,147
Norman K. Meyrowitz	50,000	980,371	466,187	117,708	3,576,296	1,313,164
Elizabeth A. Nelson	4,800	46,756	490,786	145,834	2,465,961	1,490,212
Alan S. Ramadan	70,000	746,421	161,875	178,125	1,529,144	2,168,156

(1)	“Value Realized” represents the fair market value of the shares underlying the option on the date of exercise less the aggregate exercise price.
(2)	These values have not been realized, and may never be realized. The values are based, with respect to options exercisable for shares of Macromedia’s Common Stock, on the positive spread between the respective exercise prices of outstanding stock options and the closing price of Macromedia’s Common Stock on March 31, 2004 ($20.07 per share).

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth certain information, as of March 31, 2004, concerning securities authorized for issuance under all equity compensation plans of the Company. This table does not take into account the Amendment to the Company’s 2002 Equity Incentive Plan that is subject to stockholder approval pursuant to Proposal No. 1 hereof.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)		(b)		(c)
Equity compensation plans approved by security holders(1)	8,817,862		$16.23		2,109,253	(2)
Equity compensation plans not approved by security holders(1)	7,685,494	(3),(4)	$15.10	(3)	157,791	(5)

Total	16,503,356		$15.70		2,267,044

(1)	Does not include the additional shares that are subject to stockholder approval pursuant to Proposal No. 1 hereof.
(2)	Includes 1,234,878 shares available for issuance under the Company’s 2003 Employee Stock Purchase Plan, and 874,375 shares available for issuance under the Company’s 2002 Equity Incentive Plan, in each case, as of March 31, 2004 and, in each case, other than upon the exercise of options, warrants, or rights. All of the shares available for grant under the Company’s 2002 Equity Incentive Plan may be issued as restricted stock awards.
(3)	Does not include options and warrants to purchase an aggregate of 705,645 shares outstanding as of March 31, 2004, with a weighted-average exercise price of $17.65, that were assumed in the Company’s acquisitions of Allaire Corporation, Andromedia, Inc., eHelp Corporation, ESI Software, Inc. and Middlesoft, Inc.
(4)	Reflects options to purchase shares outstanding as of March 31, 2004 that were issued by the Company under the Macromedia, Inc. 1999 Stock Option Plan, the Allaire Corporation 2000 Stock Incentive Plan, the Allaire Corporation 1998 Stock Incentive Plan, the Allaire Corporation 1997 Stock Incentive Plan and the Andromedia, Inc. 1999 Stock Plan, and under non-plan grants.
(5)	Includes 93,044 shares available for issuance under the Macromedia, Inc. 1999 Stock Option Plan, 8,128 shares available for issuance under the Allaire Corporation 1997 Stock Incentive Plan, 23,573 shares available for issuance under the Allaire Corporation 1998 Stock Incentive Plan, 26,676 shares available for issuance under the Allaire Corporation 2000 Stock Incentive Plan, and 6,730 shares available for issuance under the Andromedia, Inc. 1999 Stock Plan, in each case, as of March 31, 2004 and, in each case, other than upon the exercise of options, warrants or rights. In addition, the Andromedia, Inc. 1999 Stock Plan provides for increase in the number of shares authorized every year by the lesser of (i) 1,000,000 shares, (ii) 5% of the outstanding shares of the Company stock, or (iii) an amount determined by the Board. Since the assumption of the Andromedia, Inc. 1999 Stock Plan, the Company has not increased the number of shares authorized under such plan, and will not do so in the future because the Company has determined that it does not have the right to exercise provisions of the Andromedia, Inc. 1999 Stock Plan that would effect an increase in the number of shares authorized under that plan. All of the shares available for grant under the Allaire Corporation 2000 Stock Incentive Plan, the Allaire Corporation 1998 Stock Incentive Plan and the Allaire Corporation 1997 Stock Incentive Plan may be issued as stock appreciation rights, performance share awards, restricted stock awards and other stock-based awards determined by the Committee, and all of the shares available for grant under the Andromedia, Inc., 1999 Stock Plan may be issued as stock purchase rights.

Equity Compensation Plans Not Approved by Security Holders

Macromedia, Inc. 1999 Stock Option Plan

In September 1999 the Board adopted the 1999 Stock Option Plan (the “1999 Plan”). The 1999 Plan has not been approved by the stockholders of the Company.

Shares Subject to the 1999 Plan.    As of March 31, 2004, 3,063,307 shares of the Company’s Common Stock were subject to outstanding options granted, and 93,044 shares remained available for future option grants, under the 1999 Plan. If any option granted pursuant to the 1999 Plan expires or terminates for any reason without being exercised in full, the unexercised shares released from such option will again become available for issuance under the 1999 Plan. The number of shares available for future grant and previously granted but unexercised options are subject to adjustment for any future stock dividends, splits, combinations, or other changes in capitalization as described in the 1999 Plan.

Eligibility.    Employees, officers, directors, independent contractors, consultants, and advisors of the Company (and of any subsidiaries and affiliates) whom the Board deems to have potential to contribute to the future success of the Company (the “Participants”) are eligible to receive stock options under the 1999 Plan. The number of shares subject to options granted to officers of the Company or its subsidiaries may not exceed 40% of all shares subject to options granted under the 1999 Plan.

Stock Option Awards.    The 1999 Plan permits the granting of only Nonqualified Stock Options (“NQSOs”). The option exercise price for each option granted under the 1999 Plan must be no less than 100% of the fair market value (as defined in the 1999 Plan) of a share at the time such option is granted. Options are exercisable within the times and upon the events determined by the Compensation Committee of the Board (the “Committee”) as set forth in the optionee’s option agreement. All options granted under the 1999 Plan expire 10 years from the date of grant, unless the Committee provides for an earlier expiration date.

The 1999 Plan provides for the payment of the exercise price of options by any of the following means, subject to the provisions of the optionee’s option agreement: (1) in cash (by check); (2) by surrender of shares of the Company’s Common Stock owned for at least six months and having a fair market value on the date of surrender equal to the aggregate exercise price of the option; (3) where permitted by applicable law and approved by the Committee, in its sole discretion, by tender of a full recourse promissory note; (4) by cancellation of indebtedness of the Company to the Participant; (5) by waiver of compensation due to or accrued by the Participant for services rendered; (6) by tender of property; (7) by a “same-day sale” commitment; (8) by a “margin” commitment; or (9) by any combination of the foregoing, when approved by the Committee in its sole discretion.

Mergers, Consolidations, Change of Control.    In the event of a merger, consolidation, dissolution or liquidation of the Company, the sale of substantially all the assets of the Company or any other similar corporate transaction, the successor corporation may assume, replace or substitute equivalent awards in exchange for those granted under the 1999 Plan or provide substantially similar consideration, shares or other property subject to repurchase restrictions no less favorable to the Participants under the 1999 Plan. In the event that the successor corporation does not assume or substitute the awards, the awards, including outstanding options, shall expire on such transaction at the time and upon the conditions as the Committee determines.

Macromedia, Inc. Non-Plan Option Grants

Options granted to one hundred thirty-three employees of the Company outside of any equity incentive plan adopted by the Company remained outstanding as of March 31, 2004 (“Non-Plan Options”). Such Non-Plan Option grants were made pursuant to the terms of a form Non-Qualified Stock Option Agreement, with each such grant authorized by the Committee. The Non-Plan Option grants have not been approved by the stockholders of the Company.

As of March 31, 2004, there were (i) Non-Plan Options to purchase 15,000 shares of the Company’s common stock originally granted to one individual, with such Non-Plan Options to purchase 9,875 shares remaining outstanding, at an exercise price of $7.47 per share, (ii) Non-Plan Options to purchase 1,000,000 shares of the Company’s common stock originally granted to Robert Burgess, the Chief Executive Officer of the Company, with such Non-Plan Options to purchase 213,824 shares remaining outstanding, at an exercise price of $7.78 per share, (iii) Non-Plan Options to purchase 50,000 shares of the Company’s common stock originally granted to one individual and remaining outstanding, at an exercise price of $7.80 per share, (iv) Non-Plan Options to purchase 100,000 shares of the Company’s common stock originally granted to one individual and remaining outstanding, at an exercise price of $8.17 per share, (v) Non-Plan Options to purchase 50,000 shares of the Company’s common stock originally granted to one individual, with such Non-Plan Options to purchase 36,458 shares remaining outstanding, at an exercise price of $9.06 per share, (vi) Non-Plan Options to purchase an aggregate of 75,000 shares of the Company’s common stock originally granted to three individuals and remaining outstanding, at an exercise price of $12.13 per share, (vii) Non-Plan Options to purchase an aggregate of 35,000 shares of the Company’s common stock originally granted to one individual and remaining outstanding, at an exercise price of $12.26 per share, (viii) Non-Plan Options to purchase 90,000 shares of the Company’s common stock originally granted to two individuals and remaining outstanding, at an exercise price of $12.70 per share, (ix) Non-Plan Options to purchase 226,500 shares of the Company’s common stock originally granted to twelve individuals, with such Non-Plan Options to purchase 180,875 shares remaining outstanding, at an exercise price of $12.09 per share, (x) Non-Plan Options to purchase 60,000 shares of the Company’s common stock originally granted to one individual, with such Non-Plan Options to purchase 44,000 shares remaining outstanding, at an exercise price of $16.02 per share, (xi) Non-Plan Options to purchase 20,000 shares of the Company’s common stock originally granted to one individual and remaining outstanding, at an exercise price of $17.49 per share, (xii) Non-Plan Options to purchase 50,000 shares of the Company’s common stock originally granted to one individual and remaining outstanding, at an exercise price of $17.70 per share, (xiii) Non-Plan Options to purchase 310,000 shares of the Company’s common stock originally granted to Juha Christensen and remaining outstanding, at an exercise price of $17.98 per share, (xiv) Non-Plan Options to purchase an aggregate of 422,350 shares of the Company’s common stock originally granted to ninety one individuals and remaining outstanding, at an exercise price of $18.25 per share, (xv) Non-Plan Options to purchase an aggregate of 175,000 shares of the Company’s common stock originally granted to three individuals and remaining outstanding, at an exercise price of $18.85 per share, (xvi) Non-Plan Options to purchase 100,000 shares of the Company’s common stock originally granted to one individual, with such Non-Plan Options to purchase 43,750 shares remaining outstanding, at an exercise price of $21.41 per share, and (xvii) Non-Plan Options to purchase 20,000 shares of the Company’s common stock originally granted to one individual and remaining outstanding, at an exercise price of $22.40 per share.

Each of the Non-Plan Options vests (i) 25% of the corresponding shares one year after the date of the respective grant and (ii) 2.08% of the shares each month thereafter. A grant to one individual vests 20% of the corresponding shares one year after the date of his grant and 1.67% of the shares each month thereafter. The Non-Plan Options are NQSOs and were issued with an exercise price equal to 100% of the fair market value of the corresponding shares of common stock on the date of such grant. Further, Non-Plan Options expire, in the event the grantee’s employment is terminated for any reason other than as a result of such grantee’s death or disability, 90 days following such termination of employment and, in the event the grantee’s employment is terminated as a result of such grantee’s death or disability, twelve months following such termination. In addition, the option grant agreement provides for the payment of the exercise price of options by any of the following means: (1) in cash (by check); (2) by surrender of shares of the Company’s common stock owned for at least six months and having a fair market value on the date of surrender equal to the aggregate exercise price of the option; (3) by waiver of compensation due or accrued to the corresponding grantee for services rendered to the Company; or (4) by any combination of the foregoing.

Allaire Plans

In connection with the acquisition of Allaire Corporation by the Company, the Company assumed, among others, the (i) Allaire Corporation 1997 Stock Incentive Plan (the “Allaire 1997 Plan”), (ii) the Allaire

Corporation 1998 Stock Incentive Plan (the “Allaire 1998 Plan”), and (iii) the Allaire Corporation 2000 Stock Incentive Plan (the “Allaire 2000 Plan” and, together with the Allaire 1997 Plan and the Allaire 1998 Plan, the “Allaire Plans”). The Allaire Plans have been approved by the stockholders of Allaire Corporation prior to the acquisition, but have not been approved by the stockholders of the Company.

Shares Subject to the Allaire Plans.    As of March 31, 2004, (i) 159,212 shares of the Company’s Common Stock were subject to outstanding equity incentive awards granted, and 8,128 shares remained available for future equity incentive awards, under the Allaire 1997 Plan, (ii) 1,912,003 shares of the Company’s Common Stock were subject to outstanding equity incentive awards granted, and 23,573 shares remained available for future equity incentive awards, under the Allaire 1998 Plan, and (iii) 864,900 shares of the Company’s Common Stock were subject to outstanding equity incentive awards granted, and 26,676 shares remained available for future equity incentive awards, under the Allaire 2000 Plan. If any option granted pursuant to any Allaire Plan expires or terminates for any reason without being exercised in full, the unexercised shares released from such option will again become available for issuance under the corresponding Allaire Plan. The number of shares available for future grant and previously granted but unexercised equity incentive awards are subject to adjustment for any future stock dividends, splits, combinations, or other changes in capitalization as described in the corresponding Allaire Plan.

Eligibility.    Employees, officers, directors, independent contractors, consultants, and advisors of the Company (and of any subsidiaries and affiliates) whom the Board deems to have potential to contribute to the future success of the Company are eligible to receive stock options under the Allaire Plans.

Stock Option Awards.    The exercise price of options granted under the Allaire Plans are determined by the Committee, other than the Allaire 1997 Plan which requires exercise price to be no less than 50% of the fair market value (as defined in the Allaire 1997 Plan) of a share at the time such option is granted; provided, however, that the Company does not intend to issue option awards with an exercise price below 100% of the fair market value under the Allaire Plans. Options are exercisable within the times and upon the events determined by the Committee as set forth in the optionee’s option agreement. All options granted under the Allaire Plans expire 10 years from the date of grant, unless the Committee provides for an earlier expiration date. The Compensation Committee determines the vesting schedule for the options granted.

The Allaire Plans provide for the payment of the exercise price of options by any of the following means, subject to the provisions of the optionee’s option agreement: (1) in cash (by check); (2) by surrender of shares of the Company’s Common Stock owned for at least six months and having a fair market value on the date of surrender equal to the aggregate exercise price of the option; (3) where permitted by applicable law and approved by the Committee, in its sole discretion, by tender of a full recourse promissory note; (4) by cancellation of indebtedness of the Company to the Participant; (5) by waiver of compensation due to or accrued by the Participant for services rendered; (6) by tender of property; (7) by a “same-day sale” commitment; (8) by a “margin” commitment; or (9) by any combination of the foregoing, when approved by the Committee in its sole discretion.

Other Equity Incentive Awards.    The Allaire Plans provide for the provision of other types of equity-based awards, including stock appreciation rights, performance share awards, restricted stock awards, and other stock-based awards determined by the Committee. The Company does not intend to provide any type of awards under the Allaire Plans other than the stock option awards described above.

Mergers, Consolidations, Change of Control.    In the event of a merger, consolidation, dissolution or liquidation of the Company, the sale of substantially all the assets of the Company or any other similar corporate transaction, the successor corporation may assume, replace or substitute equivalent awards in exchange for those granted under the corresponding Allaire Plan or provide substantially similar consideration, shares or other property subject to repurchase restrictions no less favorable to the Participants under the corresponding Allaire Plan. In the event that the successor corporation does not assume or substitute the awards, the awards, including outstanding options, shall expire on such transaction at the time and upon the conditions as the Committee determines, including acceleration of vesting of such awards or, in the case of the Allaire 1997 Plan, for each share covered by the cancelled awards, payment in cash equal to the difference between the fair market value of such share on the date of such cancellation and the exercise price.

Andromedia, Inc. 1999 Stock Plan

In connection with the acquisition of Andromedia, Inc. by the Company, the Company assumed the Andromedia, Inc. 1999 Stock Plan (the “Andromedia Plan”). The Andromedia Plan has been approved by the stockholders of Andromedia, Inc. prior to the acquisition but has not been approved by the stockholders of the Company.

Shares Subject to the Andromedia Plan.    As of March 31, 2004, 311,172 shares of the Company’s Common Stock were subject to outstanding equity incentive awards granted, and 6,730 shares remained available for future equity incentive awards, under the Andromedia Plan. In addition, the Andromedia Plan provides for increase in the number of shares authorized every year by the lesser of (i) 1,000,000 shares, (ii) 5% of the outstanding shares of the Company stock, or (iii) an amount determined by the board. The Company has not increased the number of shares authorized under such plan. If any option granted pursuant to the Andromedia Plan expires or terminates for any reason without being exercised in full, the unexercised shares released from such option will again become available for issuance under the Andromedia Plan. The number of shares available for future grant and previously granted but unexercised equity incentive awards are subject to adjustment for any future stock dividends, splits, combinations, or other changes in capitalization as described in the Andromedia Plan.

Eligibility.    Employees, officers, directors, independent contractors, consultants, and advisors of the Company (and of any subsidiaries and affiliates) whom the Board deems to have potential to contribute to the future success of the Company are eligible to receive stock options under the Andromedia Plan; provided, however, that options to purchase more than 500,000 shares may not be issued to any one individual during any fiscal year.

Stock Option Awards.    The exercise price of options granted under the Andromedia Plan is determined by the Committee; provided, however, that the Company does not intend to issue option awards with an exercise price below 100% of the fair market value. Options are exercisable within the times and upon the events determined by the Committee as set forth in the optionee’s option agreement.

The Andromedia Plan provides for the payment of the exercise price of options by any of the following means, subject to the provisions of the optionee’s option agreement: (1) in cash (by check); (2) by surrender of shares of the Company’s Common Stock owned for at least six months and having a fair market value on the date of surrender equal to the aggregate exercise price of the option; (3) where permitted by applicable law and approved by the Committee, in its sole discretion, by tender of a full recourse promissory note; (4) by cancellation of indebtedness of the Company to the Participant; (5) by waiver of compensation due to or accrued by the Participant for services rendered; (6) by tender of property; (7) by a “same-day sale” commitment; (8) by a “margin” commitment; or (9) by any combination of the foregoing, when approved by the Committee in its sole discretion.

Stock Purchase Rights.    The Andromedia Plan provides for awards of stock purchase rights, including at a purchase price below the then fair market value for the corresponding shares. The Company does not intend to provide any type of awards under the Andromedia Plan other than the stock option awards described above.

Mergers, Consolidations, Change of Control.    In the event of a merger, consolidation, dissolution or liquidation of the Company, the sale of substantially all the assets of the Company or any other similar corporate transaction, the successor corporation may assume, replace or substitute equivalent awards in exchange for those granted under the Andromedia Plan or provide substantially similar consideration, shares or other property subject to repurchase restrictions no less favorable to the Participants under the Andromedia Plan. In the event that the successor corporation does not assume or substitute the awards, the vesting of such awards, including outstanding options, will be accelerated.

EMPLOYMENT AGREEMENTS AND CHANGE OF CONTROL ARRANGEMENTS

Robert K. Burgess Employment Agreement

The Company entered into a new employment agreement with Mr. Burgess in January 2003. Under the terms of the employment agreement, Mr. Burgess’ annual base salary will be $400,000 and his annual target bonus will be $400,000 per year if he meets the objectives established by the Board. The Company also agreed to purchase a $10,000,000 term life insurance policy for Mr. Burgess, with the proceeds payable to a beneficiary designated by him, to pay all premiums on such policy and to pay Mr. Burgess a gross-up for all taxes attributable to the payment of such premiums.

In the event that Mr. Burgess’ employment with us is terminated (i) by us without cause, (ii) because of his death or disability or (iii) voluntarily by Mr. Burgess as a result of the occurrence of certain specified events, including a material adverse change in his position, an involuntary reduction in his compensation by more than 10% or a relocation of his principal place of employment by more than 50 miles, Mr. Burgess will receive a lump sum payment equal to the greater of (i) $1,600,000 and (ii) an amount equal to two times the sum of his annual base salary and his annual bonus at the level in effect immediately prior to his termination. The Company will also reimburse Mr. Burgess for any expenses incurred by him and his dependents for the two-year period following his termination date, for coverage under the Consolidated Omnibus Budget Reconciliation Act of 1975 (“COBRA”) or pay for comparable coverage. The Company will also pay the full annual premium and related tax gross-up on Mr. Burgess’ life insurance policy for the contract year in which his employment with us is terminated. Mr. Burgess shall also be entitled to participate in any of the Company’s plans or other employee benefit arrangements during such two-year period, other than tax-qualified pension or profit-sharing plans or any employee stock purchase plan. In addition, the vesting of each of the options granted to Mr. Burgess prior to the effective date of the employment agreement and outstanding at the time of termination shall accelerate with respect to a number of shares equal to the greater of (i) the number of shares that will vest over the next 24 months reduced by the number of months elapsed from the respective grant date to his date of termination, or (ii) 12 months of vesting. Such options will be exercisable until the end of the 180-day period following the later of (i) Mr. Burgess’ termination date and (ii) the expiration date of such options. In addition, the vesting of any options granted to Mr. Burgess following the effective date of the employment agreement and outstanding at the time of termination shall accelerate upon such termination by no less than 24 months, and shall remain exercisable until the earlier of (i) one year following his termination date and (ii) the expiration date of such options.

In the event of a change of control of Macromedia, if (i) Mr. Burgess terminates his employment for any reason no later than 180 days following such change of control or (ii) Mr. Burgess terminates his employment no later than one year following such change of control as a result of the occurrence of certain specified events, including a material adverse change in his position, an involuntary reduction in his compensation by more than 10% or a relocation of his principal place of employment by more than 50 miles, he will receive a lump sum equal to the greater of (i) $1,600,000 and (ii) an amount equal to two times the sum of his annual base salary and his annual bonus at the level in effect immediately prior to his termination. He will also be reimbursed for any expenses incurred by him and his dependents for the two-year period following his termination date, for coverage under COBRA or pay for comparable coverage. The Company, or the Company’s successor in the change of control, will also pay the full annual premium and related tax gross-up on Mr. Burgess’ life insurance policy for the contract year in which his employment with us is terminated. Mr. Burgess shall also be entitled to participate in any of the Company’s or the Company’s successor’s plans or other employee benefit arrangements during such two-year period, other than tax-qualified pension or profit-sharing plans or any employee stock purchase plan. In addition, Mr. Burgess’ then outstanding options shall immediately become exercisable and vest in full and shall remain exercisable until the earlier of (i) two years following his termination date and (ii) the expiration date of such options.

Change of Control Arrangements

Elizabeth A. Nelson

Pursuant to a resolution adopted by the Board of Directors in fiscal 1998, if (i) upon or at any time after a change of control of the Company, there is a “constructive termination” of her employment as the Chief Financial Officer of the Company or (ii) within one year following a change of control of the Company, there is a voluntary termination of her employment as the Chief Financial Officer of the Company, Ms. Nelson is entitled to receive, (a) for a period of twelve months, her full base salary, target bonus payments, and employee benefits she received immediately prior to such termination, and (b) full vesting of all outstanding but unexercised options and/or other equity incentive awards, with such options and other equity incentive awards exercisable within 180 days from the date of such termination. A constructive termination is deemed to have occurred in the event of (i) a material adverse change in Ms. Nelson’s position causing such position to be of materially less stature or responsibility without Ms. Nelson’s consent, (ii) a reduction in Ms. Nelson’s compensation by more than 10% without her consent, or (iii) relocation of the principal place of her employment by more than 50 miles.

Other Executive Officers

Pursuant to a resolution adopted by the Board of Directors in fiscal 1997, the options awarded to executive officers of the Company, including David Bernstein, Juha Christensen, Stephen Elop, Thomas Hale, Loren Hillberg, Kevin Lynch, David Mendels, Norman Meyrowitz, and Alan Ramadan, will be accelerated by, other than with respect to Mr. Hillberg, an eighteen-month period and, with respect to Mr. Hillberg, a twelve-month period, in each case, in the event of a change of control of the Company.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee of the Board (the “Committee”) makes all decisions involving the compensation of executive officers of the Company. The Committee consists of the following non-employee directors: William B. Welty, who serves as chair of the Committee, and William H. Harris, Jr. No executive officer of the Company served during fiscal 2004, or currently serves, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on the Company’s Board or the Company’s Compensation Committee.

STOCKHOLDER PROPOSALS

Stockholders wishing to submit proposals on matters appropriate for stockholder action to be presented at Macromedia’s annual meeting of stockholders may do so in accordance with Rule 14a-8 promulgated under the Exchange Act. For such proposals to be included in Macromedia’s proxy materials relating to its 2005 annual meeting of stockholders, all applicable requirements of Rule 14a-8 must be satisfied and such proposals must be received by the Company at its principal executive offices no later than February 18, 2005.

Stockholders wishing to bring a proposal before the 2005 annual meeting of stockholders (but not include it in the Company proxy materials), in accordance with Macromedia’s bylaws, must provide written notice of such proposal to the Secretary of the Company at the principal executive offices of the Company no earlier than April 8, 2005 and no later than May 9, 2005.

OTHER BUSINESS

The Board does not presently intend to bring any other business before the Meeting, and, so far as is known to the Board, no matters are to be brought before the Meeting except as specified in the Notice of the Meeting. As to any business that may properly come before the Meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE PAID ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING.

Appendix A

MACROMEDIA, INC.

2002 EQUITY INCENTIVE PLAN

As Adopted June 6, 2002 and Amended Through October 4, 2004

1.    PURPOSE.    The purpose of this Plan is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of the Company, its Parent and Subsidiaries, by offering them an opportunity to participate in the Company’s future performance through awards of Options, Restricted Stock, Restricted Stock Units and Stock Appreciation Rights. Capitalized terms not defined in the text are defined in Section 24.

2.    SHARES SUBJECT TO THE PLAN.

2.1    Number of Shares Available.    Subject to Sections 2.3 and 19, the total number of Shares reserved and available for grant and issuance pursuant to this Plan will be 3,500,000 Shares plus Shares that are subject to: (a) issuance upon exercise of an Option or settlement of a SAR but cease to be subject to such Option or SAR for any reason other than exercise of such Option or settlement of such SAR; (b) an Award granted hereunder but are forfeited or are repurchased by the Company at the original issue price; and (c) an Award that otherwise terminates without Shares being issued. No more than 30,000,000 shares shall be issued as ISOs. At all times the Company shall reserve and keep available a sufficient number of Shares as shall be required to satisfy the requirements of all outstanding Options granted under this Plan and all other outstanding but unvested Awards granted under this Plan.

2.2    Limitation on Number of Shares Subject to Restricted Stock Awards and Restricted Stock Units.    The number of Shares that may be issued and outstanding at any point during the term of this Plan pursuant to Awards granted under Sections 6 and 7 of this Plan shall not exceed 600,000 in the aggregate.

2.3    Adjustment of Shares.    In the event that the number of outstanding shares is changed by a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the capital structure of the Company without consideration or there is a change in the corporate structure (including, without limitation, a spin-off), then (a) the number of Shares reserved for issuance under this Plan, (b) the number of Shares that may be granted pursuant to Sections 3 and 10 below, (c) the Exercise Prices of and number of Shares subject to outstanding Options, and (d) the number of Shares subject to other outstanding Awards may, upon approval of the Board in its discretion, be proportionately adjusted in compliance with applicable securities laws with respect to price and number and kind of securities; provided, however, that fractions of a Share will not be issued but will either be replaced by a cash payment equal to the Fair Market Value of such fraction of a Share or will be rounded up to the nearest whole Share, as determined by the Committee.

3.    ELIGIBILITY.    ISOs may be granted only to employees (including officers and directors who are also employees) of the Company or of a Parent or Subsidiary of the Company. All other Awards may be granted to employees, officers, directors, consultants, independent contractors and advisors of the Company or any Parent or Subsidiary of the Company; provided such consultants, contractors and advisors render bona fide services not in connection with the offer and sale of securities in a capital-raising transaction. No person will be eligible to receive more than 2,000,000 Shares in any calendar year under this Plan, pursuant to the grant of Awards hereunder, of which no more than 400,000 Shares shall be covered by Awards of Restricted Stock and Restricted Stock Units, other than new employees of the Company or of a Parent or Subsidiary of the Company (including new employees who are also officers and directors of the Company or any Parent or Subsidiary of the Company), who are eligible to receive up to a maximum of 3,000,000 Shares in the calendar year in which they commence their employment, of which no more than 600,000 Shares shall be covered by Awards of Restricted Stock and Restricted Stock Units. For purposes of these limits, each Restricted Stock Unit settled in Shares (but not those settled in cash), shall be deemed to cover one Share. A person may be granted more than one Award under this Plan.

4.    ADMINISTRATION.

4.1    Committee Authority.    This Plan will be administered by the Committee or by the Board acting as the Committee. Except for automatic grants to Outside Directors pursuant to Section 10 hereof, and subject to the general purposes, terms and conditions of this Plan, and to the direction of the Board, the Committee will have full power to implement and carry out this Plan. Except for automatic grants to Outside Directors pursuant to Section 10 hereof, the Committee will have the authority to:

(a) construe and interpret this Plan, any Award Agreement and any other agreement or document executed pursuant to this Plan;

(b)  prescribe, amend and rescind rules and regulations relating to this Plan or any Award;

(c)  select persons to receive Awards;

(d)  determine the form and terms of Awards;

(e)  determine the number of Shares or other consideration subject to Awards;

(f)  determine whether Awards will be granted singly, in combination with, in tandem with, in replacement of, or as alternatives to, other Awards under this Plan or any other incentive or compensation plan of the Company or any Parent or Subsidiary of the Company;

(g)  grant waivers of Plan or Award conditions;

(h)  determine the vesting, exercisability and payment of Awards;

(i)  correct any defect, supply any omission or reconcile any inconsistency in this Plan, any Award or any Award Agreement;

(j)  determine whether an Award has been earned; and

(k)  make all other determinations necessary or advisable for the administration of this Plan.

4.2    Committee Discretion.    Except for automatic grants to Outside Directors pursuant to Section 10 hereof, any determination made by the Committee with respect to any Award will be made in its sole discretion at the time of grant of the Award or, unless in contravention of any express term of this Plan or Award, at any later time, and such determination will be final and binding on the Company and on all persons having an interest in any Award under this Plan. The Committee may delegate to one or more officers of the Company the authority to grant an Award under this Plan to Participants who are not Insiders of the Company.

5.    OPTIONS.    The Committee may grant Options to eligible persons and will determine whether such Options will be Incentive Stock Options within the meaning of the Code (“ISO”) or Nonqualified Stock Options (“NQSOs”), the number of Shares subject to the Option, the Exercise Price of the Option, the period during which the Option may be exercised, and all other terms and conditions of the Option, subject to the following:

5.1    Form of Option Grant.    Each Option granted under this Plan will be evidenced by an Award Agreement which will expressly identify the Option as an ISO or an NQSO (“Stock Option Agreement”), and, except as otherwise required by the terms of Section 10 hereof, will be in such form and contain such provisions (which need not be the same for each Participant) as the Committee may from time to time approve, and which will comply with and be subject to the terms and conditions of this Plan.

5.2    Date of Grant.    The date of grant of an Option will be the date on which the Committee makes the determination to grant such Option, unless otherwise specified by the Committee. The Stock Option Agreement and a copy of this Plan will be delivered to the Participant within a reasonable time after the granting of the Option.

5.3    Exercise Period.    Options may be exercisable within the times or upon the events determined by the Committee as set forth in the Stock Option Agreement governing such Option; provided, however, that no Option will be exercisable after the expiration of ten (10) years from the date the Option is granted; and provided further that no ISO granted to a person who directly or by attribution owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any Parent or Subsidiary of the Company (“Ten Percent Stockholder”) will be exercisable after the expiration of five (5) years from the date the ISO is granted. The Committee also may provide for Options to become exercisable at one time or from time to time, periodically or otherwise (including, without limitation, the attainment during a Performance Period of performance goals based on Performance Factors), in such number of Shares or percentage of Shares as the Committee determines.

5.4    Exercise Price.    The Exercise Price of an Option will be determined by the Committee when the Option is granted and may not be less than 100% of the Fair Market Value of the Shares on the date of grant; provided that the Exercise Price of any ISO granted to a Ten Percent Stockholder will not be less than 110% of the Fair Market Value of the Shares on the date of grant. Payment for the Shares purchased may be made in accordance with Section 9 of this Plan.

5.5    Method of Exercise.    Options may be exercised only by delivery to the Company of a written stock option exercise agreement (the “Exercise Agreement”) in a form approved by the Committee (which need not be the same for each Participant), stating the number of Shares being purchased, the restrictions imposed on the Shares purchased under such Exercise Agreement, if any, and such representations and agreements regarding Participant’s investment intent and access to information and other matters, if any, as may be required or desirable by the Company to comply with applicable securities laws, together with payment in full of the Exercise Price for the number of Shares being purchased.

5.6    Termination.    Notwithstanding the exercise periods set forth in the Stock Option Agreement, exercise of an Option will always be subject to the following:

(a)  If the Participant is Terminated for any reason except death or Disability, then the Participant may exercise such Participant’s Options only to the extent that such Options would have been exercisable upon the Termination Date no later than ninety (90) days after the Termination Date (or such shorter or longer time period not exceeding five (5) years as may be determined by the Committee, with any exercise beyond ninety (90) days after the Termination Date deemed to be an NQSO), but in any event, no later than the expiration date of the Options.

(b)  If the Participant is Terminated because of Participant’s death or Disability (or the Participant dies within ninety (90) days after a Termination because of Participant’s Disability), then Participant’s Options may be exercised only to the extent that such Options would have been exercisable by Participant on the Termination Date and must be exercised by Participant (or Participant’s legal representative or authorized assignee) no later than twelve (12) months after the Termination Date (or such shorter or longer time period not exceeding five (5) years as may be determined by the Committee, with any such exercise beyond (a) three (3) months after the Termination Date when the Termination is for any reason other than the Participant’s death or disability, within the meaning of Section 22(e)(3) of the Code, or (ii) twelve (12) months after the Termination Date when the Termination is for Participant’s disability, within the meaning of Section 22(e)(3) of the Code, deemed to be an NQSO), but in any event no later than the expiration date of the Options.

5.7    Limitations on Exercise.    The Committee may specify a reasonable minimum number of Shares that may be purchased on any exercise of an Option, provided that such minimum number will not prevent Participant from exercising the Option for the full number of Shares for which it is then exercisable.

5.8    Limitations on ISO.    The aggregate Fair Market Value (determined as of the date of grant) of Shares with respect to which ISO are exercisable for the first time by a Participant during any calendar year (under this Plan or under any other incentive stock option plan of the Company, Parent or Subsidiary of the Company) will not exceed $100,000. If the Fair Market Value of Shares on the date of grant with respect to which ISO are exercisable for the first time by a Participant during any calendar year exceeds $100,000, then the Options for the first $100,000 worth of Shares to become exercisable in such calendar year will be ISO and the Options for the amount in excess of $100,000 that become exercisable in that calendar year will be NQSOs. In the event that the Code or the regulations promulgated thereunder are amended after the Effective Date of this Plan to provide for a different limit on the Fair Market Value of Shares permitted to be subject to ISO, such different limit will be automatically incorporated herein and will apply to any Options granted after the effective date of such amendment.

5.9    Modification, Extension or Renewal.    The Committee may modify, extend or renew outstanding Options and authorize the grant of new Options in substitution therefor, provided that any such action may not, without the written consent of a Participant, impair any of such Participant’s rights under any Option previously granted. Any outstanding ISO that is modified, extended, renewed or otherwise altered will be treated in accordance with Section 424(h) of the Code. The Committee may not reduce the Exercise Price of outstanding options under this Plan or under any other plan maintained by the Company or otherwise reprice or exchange options pursuant to an option exchange program without the consent of the Company’s stockholders.

5.10    No Disqualification.    Notwithstanding any other provision in this Plan, no term of this Plan relating to ISO will be interpreted, amended or altered, nor will any discretion or authority granted under this Plan be exercised, so as to disqualify this Plan under Section 422 of the Code or, without the consent of the Participant affected, to disqualify any ISO under Section 422 of the Code.

6.    RESTRICTED STOCK.    A Restricted Stock Award is an offer by the Company to sell to an eligible person Shares that are subject to restrictions. The Committee will determine to whom an offer will be made, the number of Shares the person may purchase, the price to be paid (the “Purchase Price”), the restrictions to which the Shares will be subject, and all other terms and conditions of the Restricted Stock Award, subject to the following:

6.1    Form of Restricted Stock Award.    All purchases under a Restricted Stock Award made pursuant to this Plan will be evidenced by an Award Agreement (“Restricted Stock Purchase Agreement”) that will be in such form (which need not be the same for each Participant) as the Committee will from time to time approve, and will comply with and be subject to the terms and conditions of this Plan. The offer of Restricted Stock will be accepted by the Participant’s execution and delivery of the Restricted Stock Purchase Agreement and full payment for the Shares to the Company within thirty (30) days from the date the Restricted Stock Purchase Agreement is delivered to the person. If such person does not execute and deliver the Restricted Stock Purchase Agreement along with full payment for the Shares to the Company within thirty (30) days, then the offer will terminate, unless otherwise determined by the Committee.

6.2    Purchase Price.    The Purchase Price of Shares sold pursuant to a Restricted Stock Award will be determined by the Committee on the date the Restricted Stock Award is granted. Payment of the Purchase Price may be made in accordance with Section 9 of this Plan.

6.3    Terms of Restricted Stock Awards.    Restricted Stock Awards shall be subject to such restrictions as the Committee may impose. These restrictions may be based upon completion of a specified number of years of service with the Company or upon completion of the performance goals as set out in advance in the Participant’s individual Restricted Stock Purchase Agreement. Restricted Stock Awards may vary from Participant to Participant and between groups of Participants. Prior to the grant of a Restricted Stock Award, the Committee shall: (a) determine the nature, length and starting date of any Performance Period for the Restricted Stock Award; (b) select from among the Performance Factors to be used to measure performance goals, if any; and (c) determine the number of Shares that may be awarded to the Participant. Prior to the payment of any

Restricted Stock Award, the Committee shall determine the extent to which such Restricted Stock Award has been earned. Performance Periods may overlap and Participants may participate simultaneously with respect to Restricted Stock Awards that are subject to different Performance Periods and having different performance goals and other criteria. Restricted Stock Awards that are based only on continued service may not vest in full for at least three years from the date of grant. Restricted Stock Agreements that are based on satisfaction of Performance Factors may not vest in full for at least one year from the date of grant.

6.4    Termination During Performance Period.    If a Participant is Terminated during a Performance Period for any reason, then such Participant will be entitled to payment (whether in Shares, cash or otherwise) with respect to the Restricted Stock Award only to the extent earned as of the date of Termination in accordance with the Restricted Stock Purchase Agreement, unless the Committee will determine otherwise.

7.    RESTRICTED STOCK UNITS.    A Restricted Stock Unit (or RSU) is an award covering a number of Shares that may be settled in cash, or by issuance of those Shares (which may consist of Restricted Stock). A RSU may be awarded for past services already rendered to the Company, or any Parent or Subsidiary of the Company pursuant to an Award Agreement (the “RSU Agreement”) that will be in such form (which need not be the same for each Participant) as the Committee will from time to time approve, and will comply with and be subject to the following:

7.1    Terms of RSUs.    RSUs may vary from Participant to Participant and between groups of Participants, and may be based upon the achievement of the Company, Parent or Subsidiary and/or individual performance factors or upon such other criteria as the Committee may determine. The Committee will determine all terms of each RSU including, without limitation: the number of Shares subject to each RSU, the time or times during which each RSU may be exercised, the consideration to be distributed on settlement, and the effect on each RSU of its holder’s Termination. A RSU may be awarded upon satisfaction of such performance goals as are set out in advance in the Participant’s individual Award Agreement (the “Performance RSU Agreement”) that will be in such form (which need not be the same for each Participant) as the Committee will from time to time approve, and will comply with and be subject to the terms and conditions of this Plan. If the RSU is being earned upon the satisfaction of performance goals pursuant to a Performance RSU Agreement, then the Committee will: (a) determine the nature, length and starting date of any Performance Period for each RSU; (b) select from among the Performance Factors to be used to measure the performance, if any; and (c) determine the number of Shares deemed subject to the RSU. Prior to settlement of any RSU earned upon the satisfaction of performance goals pursuant to a Performance RSU Agreement, the Committee shall determine the extent to which such RSU has been earned. Performance Periods may overlap and Participants may participate simultaneously with respect to RSUs that are subject to different Performance Periods and different performance goals and other criteria. The number of Shares may be fixed or may vary in accordance with such performance goals and criteria as may be determined by the Committee. The Committee may adjust the performance goals applicable to the RSUs to take into account changes in law and accounting or tax rules and to make such adjustments as the Committee deems necessary or appropriate to reflect the impact of extraordinary or unusual items, events or circumstances to avoid windfalls or hardships. RSUs that are based only on continued service may not vest in full for at least three years from the date of grant. RSUs that are based on satisfaction of Performance Factors may not vest in full for at least one year from the date of grant.

7.2    Form and Timing of Settlement.    The portion of a RSU being settled may be paid currently or on a deferred basis with such interest or dividend equivalent, if any, as the Committee may determine. Payment may be made in the form of cash or whole Shares or a combination thereof, either in a lump sum payment or in installments, all as the Committee will determine.

8.    STOCK APPRECIATION RIGHTS.    A Stock Appreciation Right (or SAR) is an award that may be settled in cash, or Shares (which may consist of Restricted Stock), having a value equal to the value determined by multiplying the difference between the Fair Market Value on the date of settlement over the Exercise Price and the number of Shares with respect to which the SAR is being settled. A SAR may be awarded for past services already rendered to the Company, or any Parent or Subsidiary of the Company pursuant to an Award Agreement (the “SAR Agreement”) that will be in such form (which need not be the same for each Participant) as the Committee will from time to time approve, and will comply with and be subject to the following:

8.1    Terms of SARs.    SARs may vary from Participant to Participant and between groups of Participants, and may be based upon the achievement of the Company, Parent or Subsidiary and/or individual performance factors or upon such other criteria as the Committee may determine, provided, that, the term of any SAR shall not exceed ten (10) years. The Committee will determine all terms of each SAR including, without limitation: the number of Shares deemed subject to each SAR, the time or times during which each SAR may be settled, the consideration to be distributed on settlement, and the effect on each SAR of its holder’s Termination. A SAR may be awarded upon satisfaction of such performance goals as are set out in advance in the Participant’s individual Award Agreement (the “Performance SAR Agreement”) that will be in such form (which need not be the same for each Participant) as the Committee will from time to time approve, and will comply with and be subject to the terms and conditions of this Plan. If the SAR is being earned upon the satisfaction of performance goals pursuant to a Performance SAR Agreement, then the Committee will: (a) determine the nature, length and starting date of any Performance Period for each SAR; (b) select from among the Performance Factors to be used to measure the performance, if any; and (c) determine the number of Shares deemed subject to the SAR. Prior to settlement of any SAR earned upon the satisfaction of performance goals pursuant to a Performance SAR Agreement, the Committee shall determine the extent to which such SAR has been earned. Performance Periods may overlap and Participants may participate simultaneously with respect to SARs that are subject to different Performance Periods and different performance goals and other criteria. The number of Shares may be fixed or may vary in accordance with such performance goals and criteria as may be determined by the Committee. The Committee may adjust the performance goals applicable to the SARs to take into account changes in law and accounting or tax rules and to make such adjustments as the Committee deems necessary or appropriate to reflect the impact of extraordinary or unusual items, events or circumstances to avoid windfalls or hardships. The Committee may not reduce the Exercise Price of outstanding SARs under this Plan or under any other plan maintained by the Company or otherwise reprice or exchange SARs pursuant to an exchange program without the consent of the Company’s stockholders.

8.2    Form and Timing of Settlement.    The portion of a SAR being settled may be paid currently or on a deferred basis with such interest or dividend equivalent, if any, as the Committee may determine. Payment may be made in the form of cash or whole Shares or a combination thereof, either in a lump sum payment or in installments, all as the Committee will determine.

9.    PAYMENT FOR SHARE PURCHASES.

9.1    Payment.    Payment for Shares purchased pursuant to this Plan may be made in cash (by check) or, where expressly approved for the Participant by the Committee and where permitted by law:

(a)  by cancellation of indebtedness of the Company to the Participant;

(b)  by surrender of shares that either: (1) have been owned by Participant for more than six (6) months and have been paid for within the meaning of SEC Rule 144 (and, if such shares were purchased from the Company by use of a promissory note, such note has been fully paid with respect to such shares); or (2) were obtained by Participant in the public market;

(c)  by waiver of compensation due or accrued to the Participant for services rendered;

(d)  with respect only to purchases upon exercise of an Option, and provided that a public market for the Company’s stock exists:

(1)  through a “same day sale” commitment from the Participant and a broker-dealer that is a member of the National Association of Securities Dealers (an “NASD Dealer”) whereby the Participant irrevocably elects to exercise the Option and to sell a portion of the Shares so purchased to pay for the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the Exercise Price directly to the Company; or

(2)  through a “margin” commitment from the Participant and a NASD Dealer whereby the Participant irrevocably elects to exercise the Option and to pledge the Shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the Exercise Price directly to the Company; or

(e) by any combination of the foregoing.

10.    AUTOMATIC GRANTS TO OUTSIDE DIRECTORS.

10.1    Types of Options and Shares.    Options granted under this Plan and subject to this Section 10 shall be NQSOs.

10.2    Eligibility.    Options subject to this Section 10 shall be granted only to Outside Directors.

10.3    Initial Grant.    Each Outside Director who becomes a member of the Board on or after the Effective Date will automatically be granted an option for 60,000 Shares (the “Initial Grant”) on the date such Outside Director first becomes a member of the Board. Each Outside Director who became a member of the Board on or prior to the Effective Date and who did not receive a prior option grant (under this Plan or otherwise and from the Company or any of its corporate predecessors) will receive an Initial Grant on the Effective Date.

10.4    Succeeding Grant.    Each Outside Director who is a member of the Board on or after the Effective Date will be granted an option for 60,000 Shares, reduced by the number of Shares subject to options that remain unvested as of the date of such grant (a “Succeeding Grant”), immediately following the Annual Meeting of Stockholders that occurs on or after the third anniversary of Outside Director’s last preceding Succeeding Grant, or in the absence of a Succeeding Grant, Outside Director’s Initial Grant.

10.5    Committee Grants.    Each Outside Director who serves as a member of either the Audit Committee of the Board or the Compensation Committee of the Board will receive an additional option grant immediately following the Annual Meeting of Stockholders as follows:

(a)  Audit Committee.    If the Outside Director is serving as a member of the Audit Committee of the Board, the Outside Director will be granted an option for 10,000 Shares (the “Audit Committee Grant”). If the Outside Director is serving as the chairman of the Audit Committee, the Outside Director will be granted an additional option for 5,000 Shares (the “Audit Committee Chairman Grant”).

(b)  Compensation Committee.    If the Outside Director is serving as a member of the Compensation Committee of the Board, the Outside Director will be granted an option or 7,500 Shares (the “Compensation Committee Grant”). If the Outside Director is serving as the chairman of the Compensation Committee, the Outside Director will be granted an additional option for 5,000 Shares (the “Compensation Committee Chairman Grant”).

10.6    Vesting and Exercisability.    The date an Outside Director receives an Initial Grant, a Succeeding Grant, or Committee Grant is referred to in this Plan as the “Start Date” for such option.

(a)  Initial Grant.    Each Initial Grant shall vest as to 16.67% of the Shares subject to it on the date six months after the date of such grant and shall vest as to an additional 2.7778% of the Shares each calendar month thereafter, so long as the Optionee continuously remains a director or consultant of the Company.

(b)  Succeeding Grant.    Each Succeeding Grant shall vest as to 2.7778% of the Shares each calendar month, so long as the Outside Director continuously remains a director or consultant of the Company.

(c)  Committee Grants.    Each Audit Committee Grant and each Compensation Committee Grant will vest as to 8.33% of the Shares each calendar month, so long as the Outside Director continuously remains a member of the respective Committee. Each Audit Committee Chairman Grant and each Compensation Committee Chairman Grant will vest as to 8.33% of the Shares each calendar month, so long as the Outside Director continuously remains chairman.

Notwithstanding any provision to the contrary, in the event of a Corporate Transaction described in Section 19.1, the vesting of all options granted to Outside Directors pursuant to this Section 10 will accelerate and such options will become exercisable in full prior to the consummation of such event at such times and on such conditions as the Committee determines, and must be exercised, if at all, within six (6) months after the consummation of said event. Any options not exercised within such six-month period shall expire.

10.7    Exercise Price.    The exercise price of an option pursuant to an Initial Grant and Succeeding Grant shall be the Fair Market Value of the Shares, at the time that the option is granted.

10.8    Termination.    Except as provided below in this Section, the options granted under this Section 10 shall terminate and may not be exercised if the Outside Director ceases to be a member of the Board or a consultant of the Company. The date on which the Outside Director ceases to be a member of the Board or ceases to remain a consultant of the Company shall be referred to as the “Termination Date.”

(a)    Termination Generally.    If Outside Director ceases to be a member of the Board or a consultant of the Company for any reason except death or disability (as defined below), the options granted under this Section 10, to the extent (and only to the extent) that it would have been exercisable by such Outside Director on the Termination Date, may be exercised by the Outside Director within six (6) months after the Termination Date, but in no event later than the expiration date.

(b)    Death or Disability.    If the Outside Director ceases to be a member of the Board or a consultant of the Company because of the death of the Outside Director or the disability of the Outside Director within the meaning of Section 22(e)(3) of the Code, the options granted under this Section 10, to the extent (and only to the extent) that it would have been exercisable by the Outside Director on the Termination Date, may be exercised by the Outside Director within twelve (12) months after the Termination Date, but in no event later than the expiration date.

11.    WITHHOLDING TAXES.

11.1    Withholding Generally.    Whenever Shares are to be issued in satisfaction of Awards granted under this Plan, the Company may require the Participant to remit to the Company an amount sufficient to satisfy federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for such Shares. Whenever, under this Plan, payments in satisfaction of Awards are to be made in cash, such payment will be net of an amount sufficient to satisfy federal, state, and local withholding tax requirements.

11.2    Stock Withholding.    When, under applicable tax laws, a Participant incurs tax liability in connection with the exercise or vesting of any Award that is subject to tax withholding and the Participant is obligated to pay the Company the amount required to be withheld, the Committee may in its sole discretion allow the Participant to satisfy the minimum withholding tax obligation by electing to have the Company withhold from the Shares to be issued that number of Shares having a Fair Market Value equal to the minimum amount required to be withheld, determined on the date that the amount of tax to be withheld is to be determined. All elections by a Participant to have Shares withheld for this purpose will be made in accordance with the requirements established by the Committee and be in writing in a form acceptable to the Committee.

12.    TRANSFERABILITY.

12.1    Except as otherwise provided in this Section 12, Awards granted under this Plan, and any interest therein, will not be transferable or assignable by Participant, and may not be made subject to execution, attachment or similar process, otherwise than by will or by the laws of descent and distribution or as determined by the Committee and set forth in the Award Agreement with respect to Awards that are not ISOs.

12.2    All Awards other than NQSOs.    All Awards other than NQSOs shall be exercisable: (i) during the Participant’s lifetime, only by (A) the Participant, or (B) the Participant’s guardian or legal representative; and (ii) after Participant’s death, by the legal representative of the Participant’s heirs or legatees.

12.3    NQSOs.    Unless otherwise restricted by the Committee, an NQSO shall be exercisable: (i) during the Participant’s lifetime only by (A) the Participant, (B) the Participant’s guardian or legal representative, (C) a Family Member of the Participant who has acquired the NQSO by “permitted transfer;” and (ii) after Participant’s death, by the legal representative of the Participant’s heirs or legatees. “Permitted transfer” means, as authorized by this Plan and the Committee in an NQSO, any transfer effected by the Participant during the Participant’s lifetime of an interest in such NQSO but only such transfers which are by gift or domestic relations order. A permitted transfer does not include any transfer for value and neither of the following are transfers for value: (a) a transfer of under a domestic relations order in settlement of marital property rights or (b) a transfer to an entity in which more than fifty percent of the voting interests are owned by Family Members or the Participant in exchange for an interest in that entity.

13.    PRIVILEGES OF STOCK OWNERSHIP; RESTRICTIONS ON SHARES.

13.1    Voting and Dividends.    No Participant will have any of the rights of a stockholder with respect to any Shares until the Shares are issued to the Participant. After Shares are issued to the Participant, the Participant will be a stockholder and have all the rights of a stockholder with respect to such Shares, including the right to vote and receive all dividends or other distributions made or paid with respect to such Shares; provided, that if such Shares are Restricted Stock, then any new, additional or different securities the Participant may become entitled to receive with respect to such Shares by virtue of a stock dividend, stock split or any other change in the corporate or capital structure of the Company will be subject to the same restrictions as the Restricted Stock; provided, further, that the Participant will have no right to retain such stock dividends or stock distributions with respect to Shares that are repurchased at the Participant’s Purchase Price or Exercise Price pursuant to Section 13.

13.2    Restrictions on Shares.    At the discretion of the Committee, the Company may reserve to itself and/or its assignee(s) in the Award Agreement a right to repurchase a portion of or all Unvested Shares held by a Participant following such Participant’s Termination at any time within ninety (90) days after the later of Participant’s Termination Date and the date Participant purchases Shares under this Plan, for cash and/or cancellation of purchase money indebtedness, at the Participant’s Exercise Price or Purchase Price, as the case may be.

14.    CERTIFICATES.    All certificates for Shares or other securities delivered under this Plan will be subject to such stock transfer orders, legends and other restrictions as the Committee may deem necessary or advisable, including restrictions under any applicable federal, state or foreign securities law, or any rules, regulations and other requirements of the SEC or any stock exchange or automated quotation system upon which the Shares may be listed or quoted.

15.    ESCROW; PLEDGE OF SHARES.    To enforce any restrictions on a Participant’s Shares, the Committee may require the Participant to deposit all certificates representing Shares, together with stock powers or other instruments of transfer approved by the Committee, appropriately endorsed in blank, with the Company or an agent designated by the Company to hold in escrow until such restrictions have lapsed or terminated, and the Committee may cause a legend or legends referencing such restrictions to be placed on the certificates. Any Participant who is permitted to execute a promissory note as partial or full consideration for the purchase of Shares under this Plan will be required to pledge and deposit with the Company all or part of the Shares so purchased as collateral to secure the payment of Participant’s obligation to the Company under the promissory note; provided, however, that the Committee may require or accept other or additional forms of collateral to secure the payment of such obligation and, in any event, the Company will have full recourse against the Participant under the promissory note notwithstanding any pledge of the Participant’s Shares or other collateral. In connection with any pledge of the Shares, Participant will be required to execute and deliver a written pledge agreement in such form as the Committee will from time to time approve. The Shares purchased with the promissory note may be released from the pledge on a pro rata basis as the promissory note is paid.

16.    EXCHANGE AND BUYOUT OF AWARDS.    The Committee may, at any time or from time to time, authorize the Company, with the consent of the respective Participants, to issue new Awards in exchange for the surrender and cancellation of any, or all, outstanding Awards. The Committee may at any time buy from a Participant an Award previously granted with payment in cash, Shares (including Restricted Stock) or other consideration, based on such terms and conditions as the Committee and the Participant may agree.

17.    SECURITIES LAW AND OTHER REGULATORY COMPLIANCE.    An Award will not be effective unless such Award is in compliance with all applicable federal and state securities laws, rules and regulations of any governmental body, and the requirements of any stock exchange or automated quotation system upon which the Shares may then be listed or quoted, as they are in effect on the date of grant of the Award and also on the date of exercise or other issuance. Notwithstanding any other provision in this Plan, the Company will have no obligation to issue or deliver certificates for Shares under this Plan prior to: (a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and/or (b) completion of any registration or other qualification of such Shares under any state or federal law or ruling of any governmental body that the Company determines to be necessary or advisable. The Company will be under no obligation to register the Shares with the SEC or to effect compliance with the registration, qualification or listing requirements of any state securities laws, stock exchange or automated quotation system, and the Company will have no liability for any inability or failure to do so.

18.    NO OBLIGATION TO EMPLOY.    Nothing in this Plan or any Award granted under this Plan will confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Parent or Subsidiary of the Company or limit in any way the right of the Company or any Parent or Subsidiary of the Company to terminate Participant’s employment or other relationship at any time, with or without cause.

19.    CORPORATE TRANSACTIONS.

19.1    Assumption or Replacement of Awards by Successor.    Except for automatic grants to Outside Directors pursuant to Section 10 hereof, in the event of (a) a dissolution or liquidation of the Company, (b) a merger or consolidation in which the Company is not the surviving corporation (other than a merger or consolidation with a wholly-owned subsidiary, a reincorporation of the Company in a different jurisdiction, or other transaction in which there is no substantial change in the stockholders of the Company or their relative stock holdings and the Awards granted under this Plan are assumed, converted or replaced by the successor corporation, which assumption will be binding on all Participants), (c) a merger in which the Company is the surviving corporation but after which the stockholders of the Company immediately prior to such merger (other than any stockholder that merges, or which owns or controls another corporation that merges, with the Company in such merger) cease to own their shares or other equity interest in the Company, (d) the sale of substantially all of the assets of the Company, or (e) the acquisition, sale, or transfer of more than 50% of the outstanding shares of the Company by tender offer or similar transaction (each, a “Corporate Transaction”), any or all outstanding Awards may be assumed, converted or replaced by the successor corporation (if any), which assumption, conversion or replacement will be binding on all Participants. In the alternative, the successor corporation may substitute equivalent Awards or provide substantially similar consideration to Participants as was provided to stockholders (after taking into account the existing provisions of the Awards). The successor corporation may also issue, in place of outstanding Shares of the Company held by the Participants, substantially similar shares or other property subject to repurchase restrictions no less favorable to the Participant. In the event such successor corporation (if any) refuses to assume or substitute Awards, as provided above, pursuant to a transaction described in this Subsection 19.1, such Awards will expire on such transaction at such time and on such conditions as the Committee will determine. Notwithstanding anything in this Plan to the contrary, the Committee may, in its sole discretion, provide that the vesting of any or all Awards granted pursuant to this Plan will accelerate upon a transaction described in this Section 19. If the Committee exercises such discretion with respect to Awards, such Awards will become exercisable in full prior to the consummation of such event at such time and on such conditions as the Committee determines, and if such Awards are not exercised prior to the consummation of the corporate transaction, they shall terminate at such time as determined by the Committee.

19.2    Other Treatment of Awards.    Subject to any greater rights granted to Participants under the foregoing provisions of this Section 19, in the event of the occurrence of any Corporate Transaction described in Section 19.1, any outstanding Awards will be treated as provided in the applicable agreement or plan of merger, consolidation, dissolution, liquidation, or sale of assets.

19.3    Assumption of Awards by the Company.    The Company, from time to time, also may substitute or assume outstanding awards granted by another company, whether in connection with an acquisition of such other company or otherwise, by either; (a) granting an Award under this Plan in substitution of such other company’s award; or (b) assuming such award as if it had been granted under this Plan if the terms of such assumed award could be applied to an Award granted under this Plan. Such substitution or assumption will be permissible if the holder of the substituted or assumed award would have been eligible to be granted an Award under this Plan if the other company had applied the rules of this Plan to such grant. In the event the Company assumes an award granted by another company, the terms and conditions of such award will remain unchanged (except that the exercise price and the number and nature of Shares issuable upon exercise of any such option will be adjusted appropriately pursuant to Section 424(a) of the Code). In the event the Company elects to grant a new Option rather than assuming an existing option, such new Option may be granted with a similarly adjusted Exercise Price.

20.    ADOPTION AND STOCKHOLDER APPROVAL.    This Plan shall be approved by the stockholders of the Company (excluding Shares issued pursuant to this Plan), consistent with applicable laws, within twelve (12) months before or after the date this Plan is adopted by the Board. This Plan will become effective on the date on which the stockholders of the Company approve the Plan (the “Effective Date”). Upon the Effective Date, the Committee may grant Awards pursuant to this Plan; provided, however, that: (a) no Option may be exercised prior to initial stockholder approval of this Plan; (b) no Option granted pursuant to an increase in the number of Shares subject to this Plan approved by the Board will be exercised prior to the time such increase has been approved by the stockholders of the Company; (c) in the event that initial stockholder approval is not obtained within the time period provided herein, all Awards granted hereunder shall be cancelled, any Shares issued pursuant to any Awards shall be cancelled and any purchase of Shares issued hereunder shall be rescinded; and (d) in the event that stockholder approval of such increase is not obtained within the time period provided herein, all Awards granted pursuant to such increase will be cancelled, any Shares issued pursuant to any Award granted pursuant to such increase will be cancelled, and any purchase of Shares pursuant to such increase will be rescinded.

21.    TERM OF PLAN/GOVERNING LAW.    Unless earlier terminated as provided herein, this Plan will terminate ten (10) years from the date it was last approved by the stockholders. This Plan and all agreements thereunder shall be governed by and construed in accordance with the laws of the State of California.

22.    AMENDMENT OR TERMINATION OF PLAN.    The Board may at any time terminate or amend this Plan in any respect, including without limitation amendment of any form of Award Agreement or instrument to be executed pursuant to this Plan; provided, however, that the Board will not, without the approval of the stockholders of the Company, amend this Plan in any manner that requires such stockholder approval.

23.    NONEXCLUSIVITY OF THE PLAN.    Neither the adoption of this Plan by the Board, the submission of this Plan to the stockholders of the Company for approval, nor any provision of this Plan will be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of stock options and bonuses otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

24.    DEFINITIONS.    As used in this Plan, the following terms will have the following meanings:

“Award” means any award under this Plan, including any Option, Restricted Stock, SAR or RSU.

“Award Agreement” means, with respect to each Award, the signed written agreement between the Company and the Participant setting forth the terms and conditions of the Award.

“Board” means the Board of Directors of the Company.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means the Compensation Committee of the Board.

“Company” means Macromedia, Inc. or any successor corporation.

“Disability” means a disability, whether temporary or permanent, partial or total, as determined by the Committee.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exercise Price” means the price at which a holder of an Option may purchase the Shares issuable upon exercise of the Option, and in the case of a Stock Appreciation Right the value specified on the date of grant that is subtracted from the Fair Market Value when such Stock Appreciation Right is settled.

“Fair Market Value” means, as of any date, the value of a share of the Company’s Common Stock determined as follows:

(a)  if such Common Stock is then quoted on the Nasdaq National Market, its closing price on the Nasdaq National Market on the date of determination as reported in The Wall Street Journal;

(b)  if such Common Stock is publicly traded and is then listed on a national securities exchange, its closing price on the date of determination on the principal national securities exchange on which the Common Stock is listed or admitted to trading as reported in The Wall Street Journal;

(c)  if such Common Stock is publicly traded but is not quoted on the Nasdaq National Market nor listed or admitted to trading on a national securities exchange, the average of the closing bid and asked prices on the date of determination as reported in The Wall Street Journal; or

(d)  if none of the foregoing is applicable, by the Committee in good faith.

“Family Member” includes any of the following:

(a)  child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the Participant, including any such person with such relationship to the Participant by adoption;

(b)  any person (other than a tenant or employee) sharing the Participant’s household;

(c)  a trust in which the persons in (a) and (b) have more than fifty percent of the beneficial interest;

(d)  a foundation in which the persons in (a) and (b) or the Participant control the management of assets; or

(e)  any other entity in which the persons in (a) and (b) or the Participant own more than fifty percent of the voting interest.

“Insider” means an officer or director of the Company or any other person whose transactions in the Company’s Common Stock are subject to Section 16 of the Exchange Act.

“Option” means an award of an option to purchase Shares pursuant to Section 5.

“Outside Director” means a member of the Board who is not an employee of the Company or any Parent or Subsidiary.

“Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if each of such corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

“Participant” means a person who receives an Award under this Plan.

“Performance Factors” means the factors selected by the Committee from among the following measures to determine whether the performance goals established by the Committee and applicable to Awards have been satisfied:

(a)  Net revenue and/or net revenue growth;

(b)  Earnings before income taxes and amortization and/or earnings before income taxes and amortization growth;

(c)  Operating income and/or operating income growth;

(d)  Net income and/or net income growth;

(e)  Earnings per share and/or earnings per share growth;

(f)  Total stockholder return and/or total stockholder return growth;

(g)  Return on equity;

(h)  Operating cash flow return on income;

(i)  Adjusted operating cash flow return on income;

(j)  Economic value added; and

(k)  Individual confidential business objectives.

“Performance Period” means the period of service determined by the Committee, not to exceed five years, during which years of service or performance is to be measured for Awards.

“Plan” means this Macromedia, Inc. 2002 Equity Incentive Plan, as amended from time to time.

“Restricted Stock Award” means an award of Shares pursuant to Section 6.

“Restricted Stock Unit” or “RSU” means an Award, granted pursuant to Section 7.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Shares” means shares of the Company’s Common Stock reserved for issuance under this Plan, as adjusted pursuant to Sections 2 and 19, and any successor security.

“Stock Appreciation Right” or “SAR” means an Award, granted pursuant to Section 8.

“Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

“Termination” or “Terminated” means, for purposes of this Plan with respect to a Participant, that the Participant has for any reason ceased to provide services as an employee, officer, director, consultant, independent contractor, or advisor to the Company or a Parent or Subsidiary of the Company. An employee will not be deemed to have ceased to provide services in the case of (i) sick leave, (ii) military leave, or (iii) any other leave of absence approved by the Committee, provided, that such leave is not more than a period pursuant to a formal policy adopted from time to time by the Company and issued and promulgated to employees in writing, provided further, however that, for purposes of ISO status for a Participant’s Options, any leave that is more than 90 days must have a guarantee of reemployment by a written contract or statute. In the case of any employee on an approved leave of absence, the Committee may make such provisions respecting suspension of vesting of the Award while on leave from the employ of the Company or a Subsidiary as it may deem appropriate, except that in no event may an Option be exercised after the expiration of the term set forth in the Option agreement. The Committee shall determine whether any corporate transaction, such as a sale or spin-off of a division or a business unit, or a joint venture, shall be deemed to result in a Termination. The Committee will have sole discretion to determine whether a Participant has ceased to provide services and the effective date on which the Participant ceased to provide services (the “Termination Date”).

“Unvested Shares” means “Unvested Shares” as defined in the Award Agreement.

“Vested Shares” means “Vested Shares” as defined in the Award Agreement.

MACROMEDIA, INC.

PROXY FOR SPECIAL MEETING OF STOCKHOLDERS

November 10, 2004

THIS PROXY IS SOLICITED ON BEHALF OF THE COMPANY’S BOARD OF DIRECTORS

The undersigned hereby appoints Robert K. Burgess and Elizabeth A. Nelson, or either of them, each with power of substitution, to represent the undersigned at a Special Meeting of Stockholders of Macromedia, Inc. (the “Company”) to be held at 600 Townsend Street, San Francisco, California 94103 on November 10, 2004, at 12:00 noon P.S.T., and any adjournment or postponement thereof, and to vote the number of shares the undersigned would be entitled to vote if personally present at the meeting on the following matter:

See Reverse

 Side

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THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1.	Please mark your choices like this	☒

	FOR	AGAINST	ABSTAIN
1. AMENDMENT TO THE COMPANY’S 2002 EQUITY INCENTIVE PLAN	☐	☐	☐

THIS PROXY WILL BE VOTED AS DIRECTED ABOVE. IN THE ABSENCE OF DIRECTION, THIS PROXY WILL BE VOTED FOR PROPOSAL 1. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof to the extent authorized by Rule 14a-4(c) promulgated by the Securities and Exchange Commission. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.

Signature(s)	Dated:	, 2004

Please sign exactly as your name(s) appear(s) on your stock certificate. If shares are held of record in the names of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign the proxy. If shares of stock are held of record by a corporation, the proxy should be executed by the president or vice president and the secretary or assistant secretary. Executors, administrators, or other fiduciaries who execute the above proxy for a deceased stockholder should give their full title. Please date the proxy. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED, POSTAGE PAID ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

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